Filed Pursuant to Rule 424(b)(7)
Registration No. 333-209963

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 22, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 1, 2016)

ORION ENGINEERED CARBONS S.A.

5,000,000 COMMON SHARES

This prospectus supplement relates to 5,000,000 common shares of Orion Engineered Carbons S.A. (the “Company”). Of these shares, 4,572,492 are being sold by Kinove Luxembourg Holdings 1 S.à r.l. (“Kinove Holdings”), and 427,508 are being sold by certain current and former members of our management (together with Kinove Holdings, the “Selling Shareholders”). The Company will not receive any proceeds from the sale of the common shares.

Our common shares are listed on the New York Stock Exchange under the symbol “OEC”. On March 21, 2017, the last reported sales price of our common shares was $21.05 per share.

Investing in the common shares involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in our most recent Annual Report on Form 20-F for factors you should consider before investing in the common shares.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities, or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to public	$	$
Underwriting discounts(1)	$	$
Proceeds, before expenses, to Selling Shareholders	$	$

(1)	We have agreed to reimburse the underwriters for certain FINRA-related expenses. See “Underwriting.”

The Selling Shareholders have granted the underwriters an option for a period of 30 days to purchase up to an additional 750,000 common shares at the price to the public less the underwriting discounts and commissions.

The underwriters expect to deliver the common shares on or about                 , 2017.

Goldman, Sachs & Co.	UBS Investment Bank

Prospectus Supplement dated                      , 2017

Prospectus Supplement

Prospectus

None of the Company, the Selling Shareholders, or the underwriters have authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by, or on behalf of, the Company. The Company, the Selling Shareholders and the underwriters take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the

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common shares offered by this prospectus supplement, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is current as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. You should not consider any information in this prospectus supplement, in the accompanying prospectus or in the documents incorporated by reference herein or therein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information about the Company’s securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-209963), that we filed with the United States Securities and Exchange Commission (the “SEC”) using the “shelf” registration rules (the “Registration Statement”). If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and the accompanying prospectus before investing in the common shares.

In this prospectus supplement, references to “Euro” and “€” are to the single currency adopted by participating member states of the European Union relating to Economic and Monetary Union, references to “$”, “US$” and “U.S. Dollars” are to the lawful currency of the United States of America.

In this prospectus supplement, unless otherwise specified or if the context so requires (i) references to the “Company” are exclusively to Orion Engineered Carbons S.A., a Luxembourg joint stock corporation (société anonyme), (ii) references to “Orion,” “we,” “us” or “our” are to Orion Engineered Carbons S.A. and its consolidated subsidiaries and (iii) references to the “Principal Shareholders” are to investment funds managed by affiliates of Rhône Capital L.L.C. (the “Rhône Investors”) and investment funds managed by Triton Investment Management Limited (the “Triton Investors”).

INDUSTRY, RANKING AND OTHER DATA

Information included or incorporated by reference in this prospectus supplement and the accompanying prospectus relating to industries, industry size, share of industry sales, industry position, industry capacities, industry demand, growth rates, penetration rates, average prices and other industry data pertaining to our business consists of estimates based on data reports compiled by professional third-party organizations and analysts, on data from external sources, on our best knowledge of our sales and industries in which we operate and on our own calculations based on such information. In many cases we are required to rely on internally developed estimates because there is no readily available external information (whether from trade associations, government bodies or other organizations) to validate industry-related analyses and estimates. While we have compiled, extracted and reproduced industry data from external sources, including third-party, industry or general publications, we have not independently verified the data and cannot guarantee its accuracy or

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completeness. Similarly, while we believe our internal estimates to be reasonable, they have not been verified by any independent sources, and we cannot guarantee their accuracy. Forecasts and other forward-looking information with respect to industry and ranking are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein.  See “Note Regarding Forward-Looking Statements.”

TRADEMARKS AND TRADE NAMES

We own or have rights to certain trademarks and trade names that we use in conjunction with the operations of our business. Each trademark, trade name or service mark of any other company appearing or incorporated by reference in this prospectus supplement or the accompanying prospectus belongs to its holder. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein may contain and refer to certain forward-looking statements with respect to our financial condition, results of operations and business. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions.

Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” and other words of similar meaning. These forward-looking statements include, without limitation, statements about the following matters:

•	our strategies for (i) strengthening our position in specialty carbon blacks and rubber carbon blacks, (ii) increasing our rubber carbon black margins and (iii) strengthening the competitiveness of our operations;

•	the outcome of any pending or possible litigation or regulatory proceedings, including the U.S. Environmental Protection Agency (the “EPA”) enforcement action described in our Annual Report on Form 20-F for the year ended December 31, 2016; and

•	our expectation that the markets we serve will continue to grow.

All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements.

There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others:

•	negative or uncertain worldwide economic conditions;

•	volatility and cyclicality in the industries in which we operate;

•	operational risks inherent in chemicals manufacturing, including disruptions as a result of severe weather conditions and natural disasters;

•	our dependence on major customers;

•	our ability to compete in the industries in which we operate;

•	our ability to develop new products and technologies successfully and the availability of substitutes for our products;

•	our ability to implement our business strategies;

•	volatility in the costs and availability of raw materials and energy;

•	our ability to realize benefits from investments, joint ventures, acquisitions or alliances;

•	our ability to realize benefits from planned plant capacity expansions and site development projects and the potential delays to such expansions and projects;

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•	information technology systems failures, network disruptions and breaches of data security;

•	our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages;

•	our ability to recruit or retain key management and personnel;

•	our exposure to political or country risks inherent in doing business in some countries;

•	environmental, health and safety regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing liabilities;

•	current and potentially future investigations and enforcement actions by the EPA or other governmental or supranational agencies;

•	our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases;

•	market and regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy;

•	tax audits, litigation or legal proceedings, including product liability and environmental claims;

•	our ability to protect our intellectual property rights and know-how;

•	our ability to generate the funds required to service our debt and finance our operations;

•	fluctuations in foreign currency exchange and interest rates;

•	the availability and efficiency of hedging;

•	changes in international and local economic conditions, including with regard to the Euro, dislocations in credit and capital markets and inflation or deflation;

•	potential impairments or write-offs of certain assets;

•	required increases in our pension fund contributions;

•	the adequacy of our insurance coverage;

•	changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions;

•	our indemnities to and from Evonik Industries AG (“Evonik”);

•	challenges to our decisions and assumptions in assessing and complying with our tax obligations;

•	potential conflicts of interests with our principal shareholders;

•	effect of exchange rate fluctuations on U.S. Dollar amounts received in dividends;

•	our status as a foreign private issuer; and

•	potential difficulty in obtaining or enforcing judgments or bringing actions against us in the United States.

In light of these risks, our results could differ materially from the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. For further information regarding factors that could affect our business and financial results and the related forward-looking statements, see “Risk Factors.”

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All subsequent forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information, other than as required by applicable law.

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SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the “Risk Factors” sections of this prospectus supplement and our Annual Report on Form 20-F for the year ended December 31, 2016. The documents incorporated by reference are described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.

Overview

We are a leading global producer of carbon black. Carbon black is a form of carbon used to improve certain properties of materials into which it is added. It is used as a pigment and as a performance additive in coatings, polymers, printing and special applications (specialty carbon black) and in the reinforcement of rubber in tires and mechanical rubber goods (rubber carbon black). We operate a diversified carbon black business with more than 280 specialty carbon black grades and approximately 80 rubber carbon black grades. Our product portfolio is one of the broadest in the industry and is divided into the following segments:

Specialty Carbon Black.    We are one of the largest global producers of specialty carbon black with an estimated share of global industry sales of approximately 26% in 2016 measured by volume in kmt. Our estimated share of global industry specialty carbon black sales remained relatively stable in the past three years (25.0% in 2015 and 25.0% in 2014). We believe that our share of global industry sales measured by revenue is higher, since our product portfolio is weighted towards higher priced premium grades. We manufacture specialty carbon black at multiple sites for a broad range of specialized applications. Specialty carbon black imparts specific characteristics, such as high-quality pigmentation, UV light protection, viscosity control and electrical conductivity.

Rubber Carbon Black.    We are one of the largest global producers of rubber carbon black. We have a global supply network and an estimated share of global industry sales of approximately 8% in 2016 measured by volume in kmt, with industry sales shares by volume equal to or exceeding 16% in each of our major operating regions. Our estimated market share for this segment increased in 2016 to 8% from 7% during the prior two years as a result of consolidation of our Chinese plant for the full fiscal year ended December 31, 2016.

We have over 75 years of experience and enjoy a long-standing reputation for technical capability in the carbon black industry and its served applications. We provide consistent product quality, reliability, technical expertise and innovation, built upon continually improving processes and know-how through our advanced Innovation Group and through supply chain execution.

Our Innovation Group works closely with our clients to develop innovative products and applications, while strengthening customer relationships and improving communication. Long-term R&D alliances and sophisticated technical interfaces with customers allow us to develop solutions to meet specific customer requirements. As a result, we have been able to generate attractive margins for our specialized carbon black products. Additionally, our Innovation Group works closely with our operations group to improve process economics with new process equipment designs, operating techniques and raw material selection.

We operate a modern global supply chain network comprising 13 wholly-owned production facilities in Europe, North and South America, Asia and South Africa and three sales companies, as well as a jointly-owned production plant in Germany.

Corporate History and Information

Historically, our business operated as a business line of Evonik. On July 29, 2011, the Rhône Investors and the Triton Investors indirectly acquired from Evonik the entities operating its carbon black business (the “Acquisition”). Currently, we operate on a fully stand-alone basis, through a number of direct and indirect subsidiaries.

The Company is a Luxembourg joint stock corporation (société anonyme or S.A.). The Company was incorporated on April 13, 2011 as a Luxembourg limited liability company (société à responsabilité limitée) under the name Kinove Luxembourg Holdings 2 S.à r.l. (later changed to Orion Engineered Carbons S.à r.l.). On July 28, 2014, the Company changed its legal form to become a Luxembourg joint stock corporation (société anonyme). On July 30, 2014, we completed the initial public offering of 19.5 million of our common shares. Our common shares are listed on the NYSE under the symbol “OEC”.

The Company’s registered office is located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven Grand Duchy of Luxembourg, and our telephone number is +352 27 04 80 60. The Company is registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under registration number B 160.558. Our website address is www.orioncarbons.com. The information on, or that can be accessed through, the Company’s website is not part of, and is not incorporated into, this prospectus. The Company’s agent for service of process in the United States is Corporation Service Company, located at 1180 Avenue of the Americas, New York, NY 10036, telephone number (800) 927-9800.

You can find a more detailed description of our business and recent transactions in our Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement.

Principal Shareholders and Selling Shareholders

Approximately 57.58% of our outstanding common shares are currently held by Kinove Holdings. Kinove Holdings is currently owned primarily by the Rhône Investors and the Triton Investors. The remaining ownership interests in Kinove Holdings are held by Luxinva S.A. (the “ADIA Investor”), a wholly-owned subsidiary of the Abu Dhabi Investment Authority, a public institution wholly-owned by the Government of the Emirate of Abu Dhabi.

Approximately 10.08% of our outstanding common shares are currently held by Kinove Luxembourg Coinvestment S.C.A. (“Luxco Coinvest”), an investment vehicle that is owned by current and former members of our management (the “Luxco Co-Investors”), including our current executive officers, and by Kinove Holdings. In this offering, certain Luxco Co-Investors, who are named in this prospectus supplement, are selling some of the common shares in which they have an interest, and we refer to them as the “Luxco Sellers.” Prior to the completion of this offering, an extraordinary general meeting of shareholders of Luxco Coinvest will resolve to dissolve Luxco Coinvest and put it into liquidation, and appoint Kinove Services SARL as liquidator (in its capacity as such, the “Liquidator”). The Liquidator will pay in-kind advances on the liquidation proceeds to the Luxco Sellers by transferring to them the common shares they are selling in this offering. Following the completion of this offering, the Liquidator will from time to time pay in-kind advances on the liquidation proceeds to the Luxco Co-Investors who have not yet received all outstanding common shares to which they are entitled, by transferring the remaining common shares to them. Following the transfer to the Luxco Co-Investors by the Liquidator of all common shares held by Luxco Coinvest, either as in-kind advances on the liquidation proceeds or in-kind boni of liquidation, and after payment of the liabilities of Luxco Coinvest and setting aside the necessary funds for the payment of any liabilities of Luxco Coinvest, the Liquidator will proceed with the closing of the liquidation.

Approximately 91.4% of the common shares to be sold in this offering will be sold by Kinove Holdings and 8.6% will be sold by the Luxco Sellers. Immediately following this offering, approximately 49.87% of our outstanding common shares (48.72%, assuming full exercise of the underwriters’ option to purchase additional common shares) will be held by Kinove Holdings and 9.36% (9.25%, assuming full exercise of the underwriters’ option to purchase additional common shares) will be held by Luxco Coinvest.

Immediately following this offering, the Rhône Investors, the Triton Investors and the ADIA Investor will own, indirectly, 24.13%, 24.13% and 5.9%, respectively, of our common shares (23.62%, 23.62% and 5.78%, respectively, assuming full exercise of the underwriters’ option to purchase additional common shares). The Luxco Co-Investors will own, indirectly through Luxco Coinvest, 5.06% of our common shares (4.96% assuming full exercise of the underwriters’ option to purchase additional common shares).

Subject to the 90-day lock-up described below in “Underwriting,” the common shares held by Kinove Holdings and by Luxco Coinvest after this offering may be resold publicly by the holders from time to time pursuant to the Registration Statement or Rule 144. In addition, in connection with the liquidation of Luxco Coinvest, we and Kinove Holdings will enter into an amendment to the registration rights agreement, with respect to common shares that Luxco Co-Investors may receive from the Liquidator as payment in-kind of advances on the liquidation proceeds or in-kind boni of liquidation. Pursuant to the amendment, and subject to the 90-day lock-up Luxco Co-Investors will be permitted to sell such shares in underwritten offerings pursuant to the registration rights agreement that are initiated by Kinove Holdings or the Company and, with the prior written consent of the Company, in offerings under the Registration Statement other than underwritten offerings.

The Offering

Common shares offered by Kinove Holdings	4,572,492 common shares

Common shares offered by Luxco Sellers	427,508 common shares

Option to purchase additional common shares	The Selling Shareholders have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 750,000 additional common shares at the public offering price, less the underwriting discount.

Common shares outstanding as of the date of this prospectus supplement and immediately after this offering	59,320,214 common shares, reflecting 59,635,126 issued common shares of which 314,912 common shares are held in treasury.

Use of proceeds	We will not receive any proceeds from the sale of common shares by the Selling Shareholders in this offering.

Lock-up	We, our directors, our executive officers, the Principal Shareholders, the ADIA Investor, Kinove Holdings, Luxco Coinvest and the Luxco Sellers have agreed, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement, not to dispose of any common shares or similar securities without the prior written consent of Goldman, Sachs & Co. and UBS Securities LLC.

NYSE symbol	OEC

Transfer agent and registrar	American Stock Transfer and Trust Company LLC

Risk factors	Investing in our common shares involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in our most recent Annual Report on Form 20-F for factors you should consider before investing in the common shares.

Dividend policy	In accordance with the Luxembourg Company Law, the general meeting of shareholders has the power to make a resolution on the payment of dividends upon the recommendation of the Board of Directors.

On March 2, 2017, our Board of Directors declared a cash dividend of €0.169 per common share, equivalent to a total distribution of €10 million. We expect to pay the cash dividend on March 30, 2017 to holders of record of our common stock as of the close of business on March 13, 2017. Investors who purchase common stock in this offering will not receive the dividend payable on March 30, 2017 with respect to the shares of our common stock purchased in this offering. See “Item 8. Financial Information—Consolidated Statements and Other Financial Information—Dividend Policy” in our Annual Report on Form 20-F for the year ended December 31, 2016.

RISK FACTORS

Investing in our common shares involves risks. You should carefully consider each of the risk factors below and in our Annual Report on Form 20-F for the year ended December 31, 2016, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to purchase our common shares. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. As a result, the trading price of our common shares could decline and you could lose part or all of your investment.

Risks Related to This Offering and Ownership of Our Common Shares

The price of our common shares may be affected by market conditions beyond our control.

Some factors that may cause the market price of our common shares to fluctuate, in addition to the other risks below or those incorporated by reference in this prospectus supplement, are:

•	our operating and financial performance and prospects;

•	our announcements or our competitors’ announcements regarding new products, enhancements, significant contracts, acquisitions or strategic investments;

•	changes in earnings estimates or recommendations by securities analysts who cover our securities;

•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in our capital structure, such as future issuances of securities, sales of large blocks of common shares by our shareholders, or the incurrence of additional debt;

•	departure of key personnel;

•	reputational issues;

•	changes in general economic and market conditions;

•	changes in industry conditions or perceptions or changes in the market outlook for the chemical and automotive industries; and

•	changes in applicable laws, rules or regulations, regulatory actions affecting us and other dynamics.

In addition, the stock market in general has experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. These broad market and industry factors may materially affect the market price of our common shares, regardless of our operating performance. In the past, following periods of volatility in the market price of certain companies’ securities, securities class action litigation has been instituted against these companies. If any such litigation is instituted against us, it could materially adversely affect our business, results of operations, financial condition and cash flows.

Future sales of our common shares or the anticipation of future sales in the public market may adversely affect the trading price of our common shares.

If our shareholders sell a large number of common shares or if we issue a large number of common shares, the market price of our common shares and our ability to raise capital through subsequent offerings of equity or equity-related securities could be adversely affected. Moreover, the perception in the public market that our shareholders might sell shares of our common stock could depress the market price of those shares.

Immediately after this offering, the public market for our common shares will include the 5,000,000 shares of common stock that are being sold in this offering plus 19,185,088 common shares (representing 19,500,000 common shares sold in our initial public offering less 314,912 common shares that have been repurchased by us and are currently held in treasury). Immediately following this offering, Kinove Holdings and Luxco Coinvest will own 29,583,790 and 5,551,336 common shares, respectively (assuming no exercise of the option to purchase additional shares). Subject to the 90-day lock-up described below and to the limitations set forth in the registration rights agreement among the Company, Kinove Holdings and Luxco Coinvest, all common shares beneficially owned by Kinove Holdings and Luxco Coinvest may be publicly resold by the holders from time to time pursuant to the Registration Statement of which this prospectus supplement and the accompanying prospectus form a part. Subject to the lock-up, such shares may also be publicly resold by the holders from time to time pursuant to Rule 144.

Pursuant to the registration rights agreement, Kinove Holdings may require us, subject to certain limitations, to facilitate one or more underwritten registered offerings of common shares beneficially owned by Kinove Holdings and Luxco Coinvest may join in such offerings. Kinove Holdings and Luxco Coinvest also have certain “piggyback” registration rights, pursuant to which they are entitled to register the resale of common shares alongside any offering of securities that we may undertake. Kinove Holdings and Luxco Coinvest may also offer common shares beneficially owned by them from time to time in separate sales to or through brokers or dealers pursuant to the Registration Statement or any successor shelf registration statement. In connection with the liquidation of Luxco Coinvest, we and Kinove Holdings will enter into an amendment to the registration rights agreement, with respect to common shares that Luxco Co-Investors may receive from the Liquidator as payment in-kind of advances on the liquidation proceeds or in-kind boni of liquidation. Pursuant to the amendment, Luxco Co-Investors will be permitted to sell such shares in underwritten offerings pursuant to the Registration Statement, a demand registration or a “piggyback” registration. In addition, with the prior written consent of the Company, Luxco Co-Investors will be permitted to sell such common shares in offerings under the Registration Statement other than underwritten offerings. See “Selling Shareholders—Shares Available for Future Sale.”

In addition, we have registered common shares that are reserved for issuance under our employee benefit plans. The shares under our employee benefit plans can be sold in the public market upon issuance, subject to restrictions under the securities laws applicable to resales by affiliates.

We, our directors, our executive officers, the Principal Shareholders, the ADIA Investor, Kinove Holdings, Luxco Coinvest and the Luxco Sellers have agreed, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement, not to dispose of any common shares or similar securities without the prior written consent of Goldman, Sachs & Co. and UBS Securities LLC. See “Underwriting”.

Exchange rate fluctuations may reduce the amount of U.S. Dollars you receive in respect of any dividends or other distributions we may pay in the future in connection with your common shares.

Our common shares are quoted in U.S. Dollars on the NYSE. Our financial statements are prepared in Euros. Under Luxembourg law, the determination of whether we have sufficient distributable profits or retained earnings to pay dividends is made on the basis of our unconsolidated annual financial statements prepared under the Luxembourg Company Law in accordance with accounting principles generally accepted in Luxembourg. Exchange rate fluctuations may affect the amount in Euro that we are able to distribute, and the amount in U.S. Dollars that our shareholders receive upon the payment of cash dividends or other distributions we declare and pay in Euro, if any. Such fluctuations could adversely affect the value of our common shares, and, in turn, the U.S. Dollar proceeds that holders receive from the sale of our common shares.

Risks Related to Investment in a Luxembourg Company and Our Status as a Foreign Private Issuer

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We could cease to be a foreign private issuer if a majority of our outstanding voting securities are directly or indirectly held of record by U.S. residents and we fail to meet alternative requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher than costs we incur as a foreign private issuer, which could have a material adverse effect on our business and financial results.

The rights of our shareholders may differ from the rights they would have as shareholders of a U.S. corporation, which could adversely affect trading in our common shares and our ability to conduct equity financings.

Our corporate affairs are governed by our Articles of Association and the laws of Luxembourg, including the Luxembourg Company Law (loi du 10 août 1915 concernant les sociétés commerciales, telle quelle a été modifiée). The rights of our shareholders and the responsibilities of our directors and officers under Luxembourg law are different from those applicable to a corporation incorporated in the United States. In addition, Luxembourg law governing the securities of Luxembourg companies may not be as extensive as those in effect in the United States, and Luxembourg law and regulations in respect of corporate governance matters might not be as protective of minority shareholders as state corporation laws in the United States. As a result, our shareholders may have more difficulty in protecting their interests in connection with actions taken by our directors and officers or our Principal Shareholders than they would as shareholders of a corporation incorporated in the United States.

On August 23, 2016, certain amendments to the Luxembourg Company Law entered into force. The purpose of the amendments was to increase the flexibility and legal certainty of certain Luxembourg corporate law concepts. The amendments are therefore rather technical and cover a wide range of areas, including the creation of new type of companies, clarifications on non-voting agreements and non-voting shares and the creation of a new liquidation regime. Companies incorporated before the entry into force of the amendments, including the Company, remain subject to the existing regime of the Luxembourg Company Law for a transitional period of 24 months (i.e., until August 23, 2018). The Company has not yet taken any actions to amend its articles of association to reflect the changes effected by the amendments. Such adjustments will need to be submitted to the general meeting of shareholders for approval before August 23, 2018. In the absence of shareholder resolutions to amend the articles of association of the Company, the mandatory provisions of the amended Luxembourg Company Law will apply to the Company by default.

We are organized under the laws of the Grand Duchy of Luxembourg and it may be difficult to obtain or enforce judgments or bring original actions against us or the members of our Board of Directors in the United States.

We are organized under the laws of the Grand Duchy of Luxembourg and the majority of our assets are located outside the United States. Furthermore, the majority of the members of our Board of Directors and officers and certain experts named in this prospectus supplement reside outside the United States and a substantial portion of their assets are located outside the United States. Investors may not be able to effect service of process within the United States upon us or these persons or to enforce judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Luxembourg.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. The enforceability in Luxembourg courts of judgments rendered by U.S. courts will be subject, prior to any enforcement in Luxembourg, to the procedure and the conditions set forth in the Luxembourg procedural code, which conditions may include the following as of the date of this prospectus supplement (and may change):

•	the judgment of the U.S. court is final and enforceable (exécutoire) in the United States;

•	the U.S. court had jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•	the U.S. court applied to the dispute the substantive law that would have been applied by Luxembourg courts(based on recent case law and legal doctrine, it is not certain that this condition would still be required for enforcement (exequatur) to be granted by a Luxembourg court);

•	the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant;

•	the U.S. court acted in accordance with its own procedural laws; and

•	the decisions and the considerations of the U.S. court must not be contrary to Luxembourg international public policy rules or have been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (fraude à la loi). Awards of damages made under civil liability provisions of the U.S. federal securities laws, or other laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages), might not be recognized by Luxembourg courts. Ordinarily, an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages, such punitive damages may be considered as a penalty.

In addition, actions brought in a Luxembourg court against us or the members of our Board of Directors, our officers and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Luxembourg courts generally do not award punitive damages. Litigation in Luxembourg is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Luxembourg would have to be conducted in the French or German language, and all documents submitted to the court would, in principle, have to be translated into French or German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Board of Directors and officers and the experts named in this prospectus supplement. In addition, even if a judgment against our company, the non-U.S. members of our Board of Directors, officers or the experts named in this prospectus supplement based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or Luxembourg courts.

Under our Articles of Association, we may indemnify our directors for and hold them harmless against all claims, actions, suits or proceedings brought against them, subject to limited exceptions. The right to indemnification does not exist in the case of gross negligence, fraud or wrongful misconduct. The rights and obligations among or between us and any of our current or former directors and officers are generally governed by the laws of the Grand Duchy of Luxembourg and subject to the jurisdiction of the Luxembourg courts, unless such rights or obligations do not relate to or arise out of such persons’ capacities listed above. Although there is doubt as to whether U.S. courts would enforce this indemnification provision in an action brought in the United States under U.S. federal or state securities laws, this provision could make judgments obtained outside Luxembourg more difficult to enforce against our assets in Luxembourg or in jurisdictions that would apply Luxembourg law.

Luxembourg and European insolvency and bankruptcy laws are substantially different from U.S. insolvency laws and may offer our shareholders less protection than they would have under U.S. insolvency and bankruptcy laws.

As a joint stock corporation organized under the laws of Luxembourg and with its registered office in Luxembourg, we are subject to Luxembourg insolvency and bankruptcy laws in the event any insolvency proceedings are initiated against us including, among other things, Council Regulation (EC) No. 1346/2000 of May 29, 2000 on insolvency proceedings. Should courts in another European country determine that the insolvency and bankruptcy laws of that country apply to us in accordance with and subject to such EU regulations, the courts in that country could have jurisdiction over the insolvency proceedings initiated against us. Insolvency and bankruptcy laws in Luxembourg or the relevant other European country, if any, may offer our shareholders less protection than they would have under U.S. insolvency and bankruptcy laws and make it more difficult for them to recover the amount they could expect to recover in a liquidation under U.S. insolvency and bankruptcy laws.

Legal and Regulatory Risks

We could experience a material adverse effect on our financial condition if the tax authorities were to successfully challenge decisions and assumptions we have made in assessing and complying with our tax obligations.

We make, and have in the past made, numerous decisions and assumptions in assessing and complying with our tax obligations, including in respect of the tax treatment of the separation of our business from Evonik, the Acquisition, assumptions regarding the tax deductibility of certain interest expenses under German tax regulations, the upholding and recognition of our German tax group and the applicability of the regulations to our business as a group headquartered by a Luxembourg company. Many of the tax laws that apply to us, including tax laws that apply to the separation of our business from Evonik and the Acquisition, are complex and often require judgments to be made when the law is unclear or the facts are uncertain. While we believe the decisions we have made and the assumptions and practices we have applied are reasonable and accurate, we cannot guarantee that these decisions, assumptions and practices will not be questioned or rejected by the tax authorities. In particular, we are subject to tax audits for the period in which the Acquisition occurred by tax authorities in multiple jurisdictions worldwide, and in many cases these audits have not yet begun or have not been completed and could give rise to issues of this kind. If such tax authorities were to successfully challenge such decisions or assumptions, we could be required to pay additional amounts to such authorities to satisfy our tax obligations, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In particular, the German tax authorities are conducting their first audit of Orion Engineered Carbons GmbH following the Acquisition. Currently, we are unable to assess when this audit will be completed or the possible outcome of this audit. While currently we do not believe this audit will have a material adverse impact on our financial position, it could raise one or more issues of the kind referenced above.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common shares by the Selling Shareholders.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of December 31, 2016. You should read this table in conjunction with “Item 5. Operating and Financial Review and Prospects,” our consolidated financial statements, the related notes and the other financial information in our Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement.

As of December 31, 2016
(in € million)
Cash and cash equivalents(1)	73.9
Long-term debt:
Revolving Credit Facility(2)	—
Term Loan(3)	630.6

Total long-term debt	630.6
Shareholders’ Equity:
Share capital, 59,635,126 common shares with no par value issued, 29,817,500 common shares with no par value authorized and unissued	59.6
Treasury shares, at cost, 314,912 common shares	(3.4)
Reserves	(48.0)
Profit for the period	44.6

Total Equity	52.9
Total capitalization(1) (does not include cash and cash equivalents)	683.5

(1)	This amount does not reflect the payment of an interim dividend declared on March 2, 2017 in the amount of €10.0 million payable on March 30, 2017 to shareholders of record on March 13, 2017, and the voluntary repayment of €20.0 million of the Term Loan made in January 2017.
(2)	As of December 31, 2016, there were no cash amounts drawn under our Revolving Credit Facility of €115.0 million.
(3)	Represents the outstanding principal amount of Term Loan, of which the principal amount of $292.0 million is denominated in U.S. Dollars and has been translated at an assumed exchange rate at the maturity date of $1.0541 per €1.00. The amount presented does not reflect a voluntary repayment of €20.0 million made in January 2017.

PRICE RANGE OF COMMON SHARES

Our common shares are listed on the NYSE under the symbol “OEC”. Trading on the NYSE began on July 25, 2014. On March 21, 2017, the last reported sales price of our common shares was $21.05 per share. The following tables set forth, for the periods indicated, the high and low prices of our common shares as reported by the NYSE.

Fiscal year ended December 31,	High	Low
2016	$20.85	$10.33
2015	$21.06	$9.69
2014(1)	$18.40	$12.60

Fiscal quarter ended
March 31, 2017 (through March 21, 2017)	$22.20	$20.30
December 31, 2016	$20.85	$17.70
September 30, 2016	$19.51	$15.13
June 30, 2016	$17.01	$13.52
March 31, 2016	$14.95	$10.33
December 31, 2015	$15.51	$9.69
September 30, 2015	$19.68	$13.47
June 30, 2015	$21.06	$17.66
March 31, 2015	$19.20	$15.79
December 31, 2014	$18.09	$12.60
September 30, 2014(1)	$18.40	$15.87

Most recent six months
March 2017 (through March 17, 2017)	$21.50	$21.00
February 2017	$21.85	$20.30
January 2017	$21.10	$18.90
December 2016	$20.85	$18.60
November 2016	$20.30	$18.30
October 2016	$19.20	$17.70
September 2016	$19.41	$17.70

(1)	Since beginning of trading on July 25, 2014.

SELLING SHAREHOLDERS

Approximately 57.58% of our outstanding common shares are currently held by Kinove Holdings and approximately 10.08% of our outstanding common shares are currently held by Luxco Coinvest. Kinove Holdings is currently owned primarily by the Rhône Investors and the Triton Investors. The remaining ownership interests in Kinove Holdings are held by the ADIA Investor. Luxco Coinvest is an investment vehicle that is owned by the Luxco Co-Investors and Kinove Holdings. Prior to the completion of this offering, an extraordinary general meeting of shareholders of Luxco Coinvest will resolve to dissolve Luxco Coinvest and put it into liquidation, and appoint Kinove Services SARL as liquidator. The Liquidator will pay in-kind advances on the liquidation proceeds to the Luxco Sellers listed in the table below as Selling Shareholders by transferring to them the common shares they are selling in this offering.

The following tables set forth information regarding holdings of our common shares (1) by the Selling Shareholders and (2) by the Principal Shareholders, the ADIA Investor and the Luxco Co-Investors, as well as our directors and executive officers, in each case as applicable through their respective ownership interests in Kinove Holdings or Luxco Coinvest, and both immediately prior to this offering and after giving effect to this offering (excluding any exercise of the underwriters’ option to purchase up to an additional 750,000 common shares). Percentage ownership calculations in this section are based on 59,320,214 common shares outstanding as of the date of this prospectus supplement (reflecting 59,635,126 issued common shares of which 314,912 common shares are held in treasury).

Selling Shareholders	Common Shares Owned Prior to the Offering		Common Shares to be Sold in the Offering	Common Shares Owned After the Offering
	Number	Percent	Number	Number	Percent
Kinove Holdings(1)	34,156,282	57.58%	4,572,492	29,583,790	49.87%
Luxco Sellers(2)
Jack Clem†	612,500	1.03%	76,305	536,195	*
Charles Herlinger†	306,250	*	38,153	268,097	*
Diane Herlinger(3)	306,250	*	38,152	268,098	*
Jeffrey Malenky†	*	*	*	*	*
Claudine Mollenkopf†	*	*	*	*	*
Dirk Rechenbach†	*	*	*	*	*
Georg Hohn†	*	*	*	*	*
Mark Leigh†	*	*	*	*	*
Dietmar Balschukat‡	*	*	*	*	*
Bernhard Schwaiger‡	*	*	*	*	*
Tony Vaccarelli‡	*	*	*	*	*
Udo Wieschnowsky†	*	*	*	*	*
Werner Niedermeier†	*	*	*	*	*
Chris Erickson†	*	*	*	*	*
André Schulze Isfort†	*	*	*	*	*
Marco Gruss†	*	*	*	*	*
Jeff Shelton†	*	*	*	*	*
Tilo Lindner†	*	*	*	*	*
Joerg Schuhoff†	*	*	*	*	*
Thomas Ochs†	*	*	*	*	*
Donnie Loubiere†	*	*	*	*	*
Tsutomu Nakano†	*	*	*	*	*
Dave Andrews†	*	*	*	*	*

Selling Shareholders	Common Shares Owned Prior to the Offering		Common Shares to be Sold in the Offering	Common Shares Owned After the Offering
	Number	Percent	Number	Number	Percent
Don Kronenberger†	*	*	*	*	*
Erik Thiry†	*	*	*	*	*
Jörg Krüger‡	*	*	*	*	*
Michael O’Brien†	*	*	*	*	*
Enzo Pezzolla†	*	*	*	*	*
Russell Webb†	*	*	*	*	*
Two Pillar GmbH(4)	*	*	*	*	*
Rory Pollard†	*	*	*	*	*
Christian Eggert†	*	*	*	*	*
Michael Warrikoff†	*	*	*	*	*
Sascha Link†	*	*	*	*	*
Barry Snyder‡	*	*	*	*	*
Michael Reers†	*	*	*	*	*
Christian Werner†	*	*	*	*	*
Diana Downey†	*	*	*	*	*
Lixing Ping (Min)†	*	*	*	*	*
Arndt Schinkel†	*	*	*	*	*
Lester Tyra‡	*	*	*	*	*
Henry Brooks†	*	*	*	*	*
Anthony Zhitong Su†	*	*	*	*	*
Romeo Kreinberg(5)	150,000	*	18,687	131,313	*
Didier Miraton(5)	50,000	*	6,229	43,771	*
Weigelia(6)	100,000	*	12,458	87,542	*
Total Luxco Sellers	3,431,614	5.78%	427,508	3,004,106	5.06%
Total	37,587,896	63.36%	5,000,000	32,587,896	54.93%

Totals may not sum due to rounding.

*	Represents beneficial ownership of less than one percent (1%) of our outstanding equity interests.
†	Current employee of the Company
‡	Former employee of the Company

(1)	Kinove Holdings is a limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg and registered under registration number B 160655 with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés). Kinove Holdings’ principal registered office is located at 14 rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg. If the underwriters fully exercise their option to purchase additional shares, following this offering Kinove Holding will own 28,898,290 common shares, or 48.72% of common shares currently outstanding. In addition, 2,547,230 common shares (4.29% of common shares currently outstanding) owned by Luxco Coinvest (both before and after the offering) are attributable to shares of Luxco Coinvest held by Kinove Holdings.
(2)

Unless otherwise indicated, the address for all Luxco Sellers is c/o Kinove Luxembourg Coinvestment S.C.A., 2C, rue Albert Borschette, L-1246 Luxembourg. Luxco Coinvest is a partnership limited by shares (société en commandite par actions) organized under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under registration number B 166469. Luxco Coinvest’s principal registered office is located at 2C, rue Albert Borschette, L-1246 Luxembourg, Grand Duchy of Luxembourg. As of March 21, 2017, Luxco Coinvest owns 5,978,844 common shares, representing 10.08% of common shares currently outstanding. Immediately following this offering, Luxco Coinvest will own 5,551,336 common shares, representing 9.36% of common shares currently outstanding (5,486,836 common shares and 9.25%, assuming full exercise of the underwriters’ option to purchase additional common shares).
(3)	Diane Herlinger is the wife of Charles Herlinger, our Chief Financial Officer.
(4)	Two Pillar GmbH is a private limited liability company organized under the laws of Germany and registered at Amtsgericht Freiburg i.Br. under number HRB 709572. Two Pillar’s registered office is located at 2, Im Dorfli, D-79692 Kleines Wiesental, Germany. Daniel Meier, an employee of the Company, has voting and investment power over the common shares owned by Two Pillar.
(5)	Messrs. Kreinberg and Miraton are members of our Board of Directors.
(6)	Weigelia is a limited liability company (société à responsabilité limitée) organized under the laws of France and registered under registration number 807 949 771 with the Register of Commerce and Companies (Registre de Commerce et des Sociétés) in Castres. Weigelia’s principal registered office is located at Montaboulet Bas 81470 Maurens-Scopont, France. Didier Miraton, a member of our Board of Directors, has voting and investment power over the common shares owned by Weigelia.

Indirect Owners	Common Shares Indirectly Owned Prior to the Offering			Common Shares to be Sold in the Offering		Common Shares Indirectly Owned After the Offering
	Number		Percent	Number		Number	Percent(1)
Rhône Investors(2)	16,352,039		27.57%	2,037,123		14,314,916	24.13%
Triton Investors(3)	16,352,039		27.57%	2,037,123		14,314,916	24.13%
ADIA Investor(4)	3,999,434		6.74%	498,246		3,501,188	5.90%
Luxco Co-Investors (collectively)(5)	3,431,614		5.78%	427,508	(6)	3,004,106	5.06%
Total	40,135,126		67.66%	5,000,000		35,135,126	59.23%
Directors:
Directors collectively (9 persons)	300,000	(7)	*	37,374		262,626	*
Executive Officers:
Jack Clem	612,500		1.03%	76,305		536,195	*
Christian Eggert	*		*	*		*	*
Charles Herlinger(8)	612,500		1.03%	76,305		536,195	*
Jeffrey Malenky	*		*	*		*	*
Lixing Min	*		*	*		*	*
Claudine Mollenkopf	*		*	*		*	*
Michael Reers	*		*	*		*	*
André Schulze Isfort	*		*	*		*	*
Erik Thiry	*		*	*		*	*
Executive Officers collectively (9 persons)	1,715,487		2.89%	213,714		1,501,773	2.53%

Totals may not sum due to rounding.
*	Represents beneficial ownership of less than one percent (1%) of our outstanding equity interests.
(1)	Assuming full exercise of the underwriters’ option to purchase additional common shares, immediately following this offering, the Rhône Investors, the Triton Investors and the ADIA Investor will own, indirectly, 23.62%, 23.62% and 5.78%, respectively, of our common shares and the Luxco Co-Investors will own, indirectly, 4.96% of our common shares.
(2)

Reflects pro rata indirect interest in the Company’s common shares that are held by Kinove Holdings and Luxco Coinvest. The Rhône Investors are three limited partnerships organized under the laws of the Cayman Islands and one partnership organized under the laws of the

Netherlands. The economic owners of each of the partnerships are the partners of each such partnership that provided equity funding. Each of the partnerships is managed through its general partner, which is an affiliate of Rhône Capital L.L.C., a Delaware limited liability company. The general partners have the power to vote or dispose of the shares of Kinove Holdings held by the partnerships. The limited partners own substantially all of the equity capital of the partnerships but do not have the power to vote or dispose of the shares of Kinove Holdings held by the partnerships. Because the partnerships do not hold a majority of the shares of Kinove Holdings, they do not have the power to vote or dispose of the common shares of the Company held by Kinove Holdings (or Luxco Coinvest). Accordingly, the Rhône Investors disclaim beneficial ownership of the common shares of the Company held by Kinove Holdings (and Luxco Coinvest). The address for the partnerships organized under the laws of the Cayman Islands is P.O. Box 309, Ugland House, South Church Street, Grand Cayman, KY1-1104, Cayman Islands. The
address for the partnership organized under the laws of the Netherlands is 630 5th Avenue, Suite 2710, New York, NY 10111.
(3)	Reflects pro rata indirect interest in the Company’s common shares that are held by Kinove Holdings and Luxco Coinvest. The Triton Investors are seven limited partnerships organized under the laws of Jersey, all of which are indirectly managed by Triton Investment Management Limited, a limited liability company organized under the laws of Jersey. The manager has the power to vote or dispose of the shares of Kinove Holdings held by the partnerships and the limited liability company. The partners and members of these entities own substantially all of the equity capital of these entities but do not have the power to vote or dispose of the shares of Kinove Holdings held by these entities. Because these entities do not own a majority of the shares of Kinove Holdings, they do not have the power to vote or dispose of the common shares of the Company held by Kinove Holdings (or Luxco Coinvest). Accordingly, the Triton Investors disclaim beneficial ownership of the common shares of the Company held by the Kinove Holdings (and Luxco Coinvest). The address for the Triton Investors is Charter Place, 1st floor, 23-27 Seaton Place, St. Helier, JE 3QL, Jersey.
(4)	Reflects pro rata indirect interest in the Company’s common shares that are held by Kinove Holdings and Luxco Coinvest. The ADIA Investor is organized under the laws of the Grand Duchy of Luxembourg and is directly wholly-owned by the Abu Dhabi Investment Authority, a public institution wholly-owned by the Government of the Emirate of Abu Dhabi. The ADIA Investor owns the economic interest in the shares of Kinove Holdings it holds but has no power to vote or dispose of those shares except in limited circumstances. The address for the ADIA Investor is Luxinva S.A., 2 rue Joseph Hackin, L-1746 Luxembourg.
(5)	Reflects pro rata indirect interest in the Company’s common shares. Prior to this offering, the Luxco Co-Investors hold no common shares of the Company but hold a 5.78% indirect economic interest in us through ownership of shares in Luxco Coinvest. Prior to the completion of this offering, the Luxco Co-Investors who are Luxco Sellers will hold the common shares they are selling in this offering. Although prior to the offering the Luxco Co-Investors collectively hold approximately 57.4% of the shares in Luxco Coinvest, the business and affairs of Luxco Coinvest are, prior to the liquidation, managed by Kinove Holdings, which also holds the remainder of its shares. Accordingly, the Luxco Co-Investors disclaim beneficial ownership of the common shares of the Company held by Luxco Coinvest. The address for the Luxco Co-Investors is the address for Luxco Coinvest, which is 2C rue Albert Borschette, L-1246 Luxembourg, Grand Duchy of Luxembourg.
(6)	Common Shares sold by Luxco Sellers.
(7)	Two of our directors (Messrs. Kreinberg and Miraton) hold an indirect economic interest in us through ownership of interests in Luxco Coinvest. Excludes 14,000 common shares that, to our knowledge, are held directly by three of our directors (Messrs. Huck (5,000 common shares), Smith (5,000 common shares) and Winkhaus (4,000 common shares)).
(8)	Includes common shares owned by Diane Herlinger.

Shares Available for Future Sale

Pursuant to the registration rights agreement among the Company, Kinove Holdings and Luxco Coinvest, Kinove Holdings may require us, subject to certain limitations, to facilitate one or more underwritten registered offerings of common shares beneficially owned by Kinove Holdings and Luxco Coinvest may join in such offerings. Kinove Holdings and Luxco Coinvest also have certain “piggyback” registration rights, pursuant to which they are entitled to register the resale of common shares alongside any offering of securities that we may undertake. Subject to the 90-day lock-up described below in “Underwriting,” the common shares held by Kinove Holdings and by Luxco Coinvest will be available for resale by the holders in public offerings from time to time pursuant to the registration rights agreement or Rule 144.

In connection with the liquidation of Luxco Coinvest, we and Kinove Holdings will enter into an amendment to the registration rights agreement, with respect to common shares that Luxco Co-Investors may receive from the Liquidator as payment in-kind of advances on the liquidation proceeds or in-kind boni of liquidation. Pursuant to the amendment, Luxco Co-Investors will be permitted to sell such shares in underwritten offerings pursuant to the Registration Statement that are initiated by Kinove Holdings or the Company. In addition, with the prior written consent of the Company, Luxco Co-Investors will be permitted to sell such common shares in offerings under the Registration Statement other than underwritten offerings. The Company may impose terms and conditions on the participation of Luxco Co-Investors in such non-underwritten offerings, including limitations on the number of Luxco Co-Investor permitted to participate and the number of common shares they may sell in such offerings.

CERTAIN TAXATION CONSIDERATIONS

This section describes the material Luxembourg tax and material United States federal income tax consequences of owning common shares. Insofar as it relates to United States federal income tax consequences, this section applies only to U.S. holders (as defined below) who hold common shares as capital assets for tax purposes and does not apply to members of special classes of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10% or more of our voting stock,

•	a person that holds common shares as part of a straddle or a hedging or conversion transaction

•	a person that purchases or sells common shares as part of a wash sale for tax purposes, or

•	a person whose functional currency is not the U.S. Dollar.

This section is based on the laws of Luxembourg, and the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect, as well as on the Convention Between the Government of the Grand Duchy of Luxembourg and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for United States federal income tax purposes holds the common shares, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the common shares should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the common shares.

A U.S. holder is a beneficial owner of common shares that is, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or a trust that has elected to be treated as a domestic trust for United States federal income tax purposes.

Investors should consult their own tax advisors regarding the United States federal, state and local and the Luxembourg and other tax consequences of owning and disposing of common shares in their particular circumstances. In particular, investors should confirm their eligibility for Treaty benefits with their advisors and should discuss any possible consequences of failing to qualify for such benefits.

This discussion addresses only United States federal income taxation and Luxembourg income taxation, net worth taxation, inheritance taxation, gift taxation, and registration tax or stamp duty.

Luxembourg Taxation of Common Shares

The following information is of a general nature only and is based on the laws in force in Luxembourg as of the date of this report. It does not purport to be a comprehensive description of all the tax considerations that might be relevant to an investment decision. It is included herein solely for preliminary information purposes. It is not intended to be, nor should it be construed to be, legal or tax advice. It is a description of the essential material Luxembourg tax consequences with respect to any offerings of our common stock and may not include tax considerations that arise from rules of general application or that are generally assumed to be known to shareholders. This summary is based on the laws in force in Luxembourg on the date of this report and is subject to any change in law that may take effect after such date. Prospective shareholders should consult their professional advisors with respect to particular circumstances, the effects of state, local or foreign laws to which they may be subject, and as to their tax position. Please be aware that the residence concept used under the respective headings applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy impost or other charge or withholding of a similar nature refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi), as well as personal income tax (impôt sur le revenu) generally. Corporate taxpayers may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax as well as the solidarity surcharge invariably applies to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

Withholding Tax

Dividends paid by the Company to its shareholders are generally subject to a 15% withholding tax in Luxembourg. A corresponding tax credit may be granted to the shareholders in the countries of their residence based on their local applicable legislation.

Where a withholding needs to be applied, the rate of the withholding tax may be reduced pursuant to the double tax treaty existing between Luxembourg and the country of residence of the relevant holder, subject to the fulfillment of the conditions set forth therein. If the Company and a U.S. relevant holder are eligible for the benefits of the Treaty, the rate of withholding on distributions generally is 15%, or 5% if the U.S. relevant holder is a qualified resident company as defined in Article 24 of the Treaty that owns at least 10% of the Company’s voting stock.

A withholding tax exemption applies under the participation exemption regime if cumulatively (i) the shareholder is an eligible parent (“Eligible Parent”) and (ii) at the time the income is made available, the shareholder has held or commits itself to hold for an uninterrupted period of at least 12 months a Qualified Shareholding. Holding a participation through a tax transparent entity is deemed to be a direct participation in the proportion of the net assets held in this entity. An Eligible Parent includes (a) a company covered by Article 2 of the Parent-Subsidiary Directive or a Luxembourg permanent establishment thereof, (b) a company resident in a State having a double tax treaty with Luxembourg and liable to a tax corresponding to Luxembourg CIT or a Luxembourg permanent establishment thereof, (c) a company limited by share capital (société de capitaux) or a cooperative society (société coopérative) resident in a Member State of the European Economic Area other than an

EU Member State and liable to a tax corresponding to Luxembourg CIT or a Luxembourg permanent establishment thereof or (d) a Swiss company limited by share capital (société de capitaux) which is subject to corporate income tax in Switzerland without benefiting from an exemption.

No withholding tax is levied on capital gains and liquidation proceeds.

Non-Luxembourg holders of the shares who have neither a permanent establishment, nor a permanent representative in Luxembourg to which or whom the shares would be attributable are not liable for any Luxembourg tax on dividends paid on the shares, other than a potential withholding tax as described above.

The responsibility for the withholding of withholding tax will be borne by the Company.

Tax Residency of the Shareholders

A shareholder will not become resident, nor be deemed to be resident, in Luxembourg by reason only of the holding and/or disposal of the common shares or the execution, performance or enforcement of his/her rights thereunder.

Income Tax

For the purposes of this paragraph, a disposal may include a sale, an exchange, a contribution, a redemption and any other kind of alienation of the participation.

Non-resident shareholders, who have neither a permanent establishment nor a permanent representative in Luxembourg to which or whom the common shares are attributable, are not liable to any Luxembourg income tax, whether they receive payments of dividends or realize capital gains on the disposal of the common shares, except capital gains realized on a substantial participation before the acquisition or within the first 6 months of the acquisition thereof, that are subject to income tax in Luxembourg at ordinary rates (subject to the provisions of any relevant double tax treaty), or capital gains realized by a shareholder who has been a former Luxembourg resident for more than fifteen years and has become a non-resident, at the time of transfer, less than five years ago. A participation is deemed to be substantial where a shareholder holds or has held, either alone or, in case of an individual shareholder, together with his/her spouse or partner and/or minor children, directly or indirectly at any time within the 5 years preceding the disposal, more than 10% of the share capital of the company whose common shares are being disposed of. A shareholder is also deemed to alienate a substantial participation if he acquired free of charge, within the 5 years preceding the transfer, a participation that was constituting a substantial participation in the hands of the alienator (or the alienators in case of successive transfers free of charge within the same 5-year period).

If the Company and a U.S. relevant holder are eligible for the benefits of the Treaty, such U.S. relevant holder generally should not be subject to Luxembourg tax on the gain from the disposal of such common shares unless such gain is attributable to a permanent establishment of such U.S. relevant holder in Luxembourg.

Non-resident shareholders having a permanent establishment or a permanent representative in Luxembourg to which or whom the common shares are attributable, must include any income received, as well as any gain realized on the disposal of the common shares, in their taxable income for Luxembourg tax assessment purposes, unless the conditions of the participation exemption regime, as described below, are satisfied. If the conditions of the participation exemption regime are not fulfilled, 50% of the gross amount of dividends received by a Luxembourg permanent establishment or permanent representative are, however, exempt from income tax. Taxable gains are determined as being the difference between the price for which the common shares have been disposed of and the lower of their cost or book value.

Under the participation exemption regime, dividends derived from the common shares may be exempt from income tax if cumulatively (i) the common shares are attributable to a qualified permanent establishment (“Qualified Permanent Establishment”) and (ii) at the time the dividend is put at the disposal of the Qualified Permanent Establishment, it has held or commits itself to hold a Qualified Shareholding in the Company. A Qualified Permanent Establishment means (a) a Luxembourg permanent establishment of a company covered by Article 2 of the Parent-Subsidiary Directive, (b) a Luxembourg permanent establishment of a company limited by share capital (société de capitaux) resident in a State having a double tax treaty with Luxembourg and (c) a Luxembourg permanent establishment of a company limited by share capital (société de capitaux) or a cooperative society (société coopérative) resident in a Member State of the European Economic Area other than an EU Member State. Liquidation proceeds are assimilated to a received dividend and may be exempt under the same conditions. Common shares held through a tax transparent entity are considered as being a direct participation proportionally to the percentage held in the net assets of the transparent entity.

Under the participation exemption regime, capital gains realized on the common shares may be exempt from income tax if cumulatively (i) the common shares are attributable to a Qualified Permanent Establishment and (ii) at the time the capital gain is realized, the Qualified Permanent Establishment has held or committed itself to hold for an uninterrupted period of at least 12 months common shares representing either (a) a direct participation in the share capital of the Company of at least 10% or (b) a direct participation in the Company of an acquisition price of at least €6 million.

Net Worth Tax

Luxembourg net wealth tax will not be levied on a non-Luxembourg shareholder with respect to the common shares held unless the common shares are attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in Luxembourg.

Other Taxes

Under current Luxembourg tax laws, no registration tax or similar tax is in principle payable to shareholders upon the acquisition, holding or disposal of the shares. However, a fixed registration duty of €12 may be due upon registration of the shares in Luxembourg in the case of a registration of the shares on a voluntary basis.

No inheritance tax is levied on the transfer of the common shares upon death of a shareholder in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes.

Gift tax may be due on a gift or donation of the shares, if the gift is recorded in a Luxembourg notarial deed or otherwise registered in Luxembourg.

The disposal of the shares is not subject to a Luxembourg registration tax or stamp duty, unless recorded in a Luxembourg notarial deed or otherwise registered in Luxembourg.

U.S. Taxation of Common Shares

Dividends

Under the United States federal income tax laws, and subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of any distribution the Company pays out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation as a dividend for U.S. holders. For noncorporate U.S. holders, dividends that constitute qualified dividend income will be taxable at the preferential rates applicable to long-term capital gains provided that such holders hold the common shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends the Company pays with respect to the common shares generally will be qualified dividend income provided that, in the year that the dividend is received, the common shares are readily tradable on an established securities market in the United States. The common shares should generally be treated as readily tradable on an established securities market in the United States so long as they are listed on the NYSE.

U.S. holders must include any Luxembourg tax withheld from the dividend payment in this gross amount even if not in fact received. The dividend is taxable when received, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of a U.S. holder’s basis in the common shares and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with United States federal income tax principles. Accordingly, holders should expect that any distribution will be treated as a dividend.

Subject to certain limitations, the Luxembourg tax withheld in accordance with the Treaty and paid over to Luxembourg will be creditable against a U.S. holder’s United States federal income tax liability or deductible against a U.S. holder’s taxable income. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates.

Dividends will generally be income from sources outside the United States and will, depending on the holder’s circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to such holder.

U.S. holders should consult their own tax advisors regarding the utilization of foreign tax credits with respect to Luxembourg withholding taxes.

Capital Gains

Subject to the PFIC rules discussed below, U.S. holders that sell or otherwise dispose of their common shares will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. Dollar value of the amount realized and the U.S. holder’s tax basis, determined in U.S. Dollars, in their common shares. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

The Company believes that it currently is not, and the Company does not expect to become, a PFIC. Therefore, the common shares should not be treated as stock of a PFIC for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. In general, a non-U.S. corporation will be classified as a PFIC for any taxable year if at least (i) 75% of its gross income is classified as passive income or (ii) 50% of its assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. If the Company were to be treated as a PFIC, gain realized on the sale or other disposition of the common shares would in general not be treated as capital gain. Instead, unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to its common shares, such holder would be treated as if it had realized such gain and certain “excess distributions” ratably over its holding period for the common shares and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, common shares will be treated as stock in a PFIC if the Company were a PFIC at any time during the U.S. holder’s holding period in the common shares. Dividends received from the Company will not be eligible for the special tax rates applicable to qualified dividend income if the Company is treated as a PFIC with respect to holders either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally includes its dividend income and its net gains from the disposition of shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the shares.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. U.S. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the shares.

Backup Withholding and Information Reporting

Information reporting requirements generally will apply to dividend payments or other taxable distributions made to noncorporate U.S. holders within the United States, and the payment of proceeds to noncorporate U.S. holders from the sale of shares effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if a U.S. holder fails to comply with applicable certification requirements or (in the case of dividend payments) is notified by the IRS of the U.S. holder’s failure to report all interest and dividends required to be shown on the U.S. holder’s federal income tax returns.

Payment of the proceeds from the sale of shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

U.S. holders may generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed income tax liability by filing a refund claim with the IRS.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Goldman, Sachs & Co., 200 West Street, New York, New York 10282 and UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019 are acting as representatives (the “representatives”), have severally agreed to purchase, and the Selling Shareholders have agreed to sell to them, severally, the number of common shares indicated below:

Name	Number of Shares
Goldman, Sachs & Co.
UBS Securities LLC

Total:	5,000,000

The underwriters are collectively referred to as the “underwriters.” The underwriters are offering the common shares subject to their acceptance of the common shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common shares offered by this prospectus supplement if any such common shares are taken. However, the underwriters are not required to take or pay for the common shares covered by the underwriters’ option described below. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer part of the common shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the common shares, the offering price and other selling terms may from time to time be varied by the representatives.

The Selling Shareholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 750,000 additional common shares at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional common shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of common shares listed next to the names of all underwriters in the preceding table.

The following table shows the per common share and total public offering price, underwriting discount and proceeds before expenses to the Selling Shareholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 750,000 common shares.

Total
	Per Common Share	No Exercise	Full Exercise
Offering price	$	$	$
Underwriting discount to be paid by the Selling Shareholders	$	$	$
Proceeds, before expenses, to Kinove Holdings	$	$	$
Proceeds, before expenses, to Luxco Sellers	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions (payable by the Selling Shareholders), are approximately $1 million. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $25,000.

We, our directors, our executive officers, the Principal Shareholders, the ADIA Investor, Kinove Holdings, Luxco Coinvest and the Luxco Sellers have agreed subject to certain exceptions that, without the prior written consent of Goldman, Sachs & Co. and UBS Securities LLC on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares beneficially owned or any securities convertible into or exercisable or exchangeable for common shares; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common shares.

In addition, we and each such persons agree that, without the prior written consent of Goldman, Sachs & Co. and UBS Securities LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares.

The restrictions described in the two preceding paragraphs to do not apply to, among other things:

•	the sale of common shares to the underwriters;

•	the issuance or transfer of common shares in connection with a strategic investment (including partnerships and joint ventures) by the Company or the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, provided that the aggregate number of common shares that may be issued shall not exceed 5% of the total number of common shares outstanding, on a fully-diluted basis, at the closing of this offering, and provided further, that any transferee of common shares shall sign and deliver a lock-up letter for the remainder of the restricted period;

•	the exercise of options or other rights to acquire common shares or settlement of other equity-based awards granted under a stock-incentive plan or stock purchase plan of the Company described herein;

•	grants or issuances by the Company of common shares, options or other rights to acquire common shares or other equity-based awards under a stock-incentive plan or stock purchase plan of the Company described herein;

•	transfers of common shares as a bona fide gift or by will or intestacy;

•	transfers for the purpose of satisfying withholding obligations upon the vesting of equity-based awards granted under the Company’s employee benefit plans;

•	transfers of any common shares required to consummate the liquidation of Luxco Conivest;

•

distributions to partners, shareholders, members or participants or to any entity or individual that directly or indirectly controls, is controlled by or is under common control with the transferor entities; any trust or other legal entity for which the transferor or his or her spouse serves as a trustee or investment advisor; or any member of the family of the transferor or any trust or other legal entity for the direct or indirect benefit of the transferor or any member of the family of the transferor;

•	any amendments to, and transfers or distributions pursuant to any arrangements under the Shareholders’ Agreement among the Principal Shareholders and the ADIA Investor or the Shareholders’ Agreements with respect to Luxco Coinvest;

•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares;

•	transfers in connection with the direct or indirect acquisition of 100% of the common shares by a single person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or the entry by the Company and Kinove Holdings into an agreement providing for such a transaction; or

•	transactions by any person other than us relating to common shares or other securities acquired in open market transactions after the completion of the offering of common shares.

Goldman, Sachs & Co. and UBS Securities LLC in their sole discretion, may release the common shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

In order to facilitate the offering of the common shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares. Specifically, the underwriters may sell more common shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing common shares in the open market. In determining the source of common shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of common shares compared to the price available under the option. The underwriters may also sell common shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, common shares in the open market to stabilize the price of the common shares. These activities may raise or maintain the market price of the common shares above independent market levels or prevent or retard a decline in the market price of the common shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We, the Selling Shareholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of common shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Notice to Canadian Residents

The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering circular (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase any common shares , as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the common shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common shares in, from or otherwise involving the United Kingdom.

Grand Duchy of Luxembourg

This prospectus has not been approved by, and will not be submitted for approval to, the Luxembourg Financial Services Authority (Commission de Surveillance du Secteur Financier, CSSF) or a competent authority of another EU Member State for notification to the CSSF, where applicable, for purposes of public offering or sale in the Grand Duchy of Luxembourg, or Luxembourg. Accordingly, the Shares may not be offered or sold to the public in Luxembourg, directly or indirectly, and neither this prospectus nor any other offering circular, prospectus, form of application, advertisement or other material may be distributed, or otherwise made available in, from or published in, Luxembourg, except in circumstances which do not constitute an offer of securities to the public requiring the publication of a prospectus in accordance with the Luxembourg Act of 10 July 2005 on prospectuses for securities, as amended, and implementing the Prospectus Directive.

Hong Kong

The common shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the common shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the common shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The common shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

EXPENSES OF THE OFFERING

The following table sets forth all expenses, other than the estimated underwriting discounts and commissions, payable by us in connection with this offering. All the amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority (FINRA) fee.

SEC registration fee(1)	$50,863.63
FINRA fee(2)	$121,265.08
Printing costs	25,000
Auditors’ fees	110,000
Legal fees and expenses(3)	550,000
Transfer agent and registrar fees	5,000
Miscellaneous fees and expenses	50,000

Total	$912,128.71

(1)	Previously paid in connection with the filing of the Registration Statement, with respect to the registration of an aggregate amount of 40,135,126 common shares that may be sold by Kinove Holdings and Luxco Coinvest.
(2)	Fee paid with respect to the Registration Statement.
(3)	Pursuant to the registration rights with Kinove Holdings and Luxco Coinvest, the Company will pay up to $50,000 of Kinove Holdings’ expenses in connection with the offering.

VALIDITY OF COMMON SHARES

The validity of the common shares offered by this prospectus supplement has been passed upon for us by Arendt & Medernach, Luxembourg. We are also being represented as to certain matters of U.S. federal law and New York state law by Sullivan & Cromwell LLP. The underwriters are being represented as to certain matters of U.S. federal law and New York state law by Davis Polk and Wardwell LLP.

EXPERTS

The consolidated financial statements of Orion Engineered Carbons S.A. as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, incorporated into this prospectus supplement by reference to Orion Engineered Carbons S.A.’s Annual Report on Form 20-F for the year ended December 31, 2016, have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we file annual reports and other information with the SEC. However, we are allowed four months to file our annual report with the SEC instead of approximately three, and we are not required to disclose certain detailed information regarding executive compensation that is required from United States domestic issuers. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders, and our senior management, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Because many of the disclosure obligations required of us as a foreign private issuer are different than those required by other United States domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, and at the same time, as information is received from, or provided by, other United States domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

You may review and copy any document that we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Documents that we file with or furnish to the SEC are also available on the website maintained by the SEC (www.sec.gov). This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The information on that website is not part of this prospectus.

We expect to make the reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.orioncarbons.com as soon as reasonably practicable after those reports or other information are filed with or furnished to the SEC. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form F-3 relating to certain securities, including the common shares offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all the information in the Registration Statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the Registration Statement for a copy of the contract or other document. You may review a copy of the Registration Statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

The SEC allows us to incorporate by reference the information we file with the SEC. This means that we can disclose important information to you by referring to those documents and later information that we file with the SEC. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, as amended, until the termination of the offering under this prospectus supplement:

•	Annual Report on Form 20-F for the year ended December 31, 2016, filed on February 24, 2017;

•	Registration Statement on Form 8-A for registration of the common shares under Section 12(b) of the Exchange Act filed on July 22, 2014;

•	Our subsequent annual reports on Form 20-F that we file with the SEC; and

•	Our reports on Form 6-K submitted to the SEC on or after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference.

Information in later documents that is incorporated by reference will automatically update and supersede information in earlier documents incorporated by reference in this prospectus supplement or the accompanying prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, except for exhibits unless they are specifically incorporated by reference in such documents. Requests should be directed to the following address:

Orion Engineered Carbons S.A.

6 Route de Trèves,

L-2633 Senningerberg (Municipality of Niederanven)

Grand Duchy of Luxembourg

+352 27 04 80 6034

PROSPECTUS

ORION ENGINEERED CARBONS S.A.

$300,000,000 COMMON SHARES, DEBT SECURITIES, WARRANTS, PURCHASE CONTRACTS AND UNITS

AND

40,135,126 COMMON SHARES OFFERED BY SELLING SHAREHOLDERS

Orion Engineered Carbons S.A. (the “Company”) may use this prospectus to offer from time to time in one or more offerings up to an aggregate of $300,000,000 of common shares, debt securities, warrants, purchase contracts or units (the “securities”). In addition, the selling shareholders, who will be named in a prospectus supplement (the “Selling Shareholders”), may use this prospectus to offer from time to time to sell up to an aggregate of 40,135,126 common shares. The securities will be offered in amounts, at prices and on terms to be determined at the time of their offering and will be described in the supplement to this prospectus. The Company will not receive any proceeds from sales of the Company’s common shares sold by the Selling Shareholders.

The securities may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of the securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements as well as the net proceeds we expect to receive from any such sale, in the applicable prospectus supplement.

The common shares of the Company are listed on the New York Stock Exchange (the “NYSE”) under the symbol “OEC”. On March 3, 2016, the last reported sale price of the common shares on the NYSE was $12.85 per common share.

You should read this prospectus and any accompanying prospectus supplement carefully before you invest in the securities.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2016.

Neither the Company nor the Selling Shareholders, have authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or in any accompanying supplement to this prospectus. The Company and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a supplement are delivered or sale pursuant to this prospectus or a supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell up to an aggregate $300,000,000 of the securities in one or more offerings and the Selling Shareholders may sell in one or more offerings up to an aggregate amount of 40,135,126 of our common shares. This prospectus provides you with a general description of the securities that may be offered pursuant to this prospectus. Each time we or the Selling Shareholders offer securities pursuant to this prospectus, we will provide you with one or more supplements to this prospectus that will provide specific information about the securities being offered and describe the specific terms of that offering. A prospectus supplement may also include a discussion of any additional risk factors or other special considerations that apply to the securities being offered and add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before purchasing any securities.

In this prospectus, references to “Euro” and “€” are to the single currency adopted by participating member states of the European Union relating to Economic and Monetary Union, references to “$”, “US$” and “U.S. Dollars” are to the lawful currency of the United States of America.

In this prospectus, unless otherwise specified or if the context so requires (i) references to the “Company” are exclusively to Orion Engineered Carbons S.A., a Luxembourg joint stock corporation (société anonyme), (ii) references to “Orion,” “we,” “us” or “our” are to Orion Engineered Carbons S.A. and its consolidated subsidiaries and (iii) references to the “Principal Shareholders” are to investment funds managed by affiliates of Rhône Capital L.L.C. (the “Rhône Investors”) and investment funds managed directly or indirectly by Triton Managers III Limited and TFF III Limited (the “Triton Investors”).

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain and refer to certain forward-looking statements with respect to our financial condition, results of operations and business. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions.

Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” and other words of similar meaning.

Forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others:

•	negative or uncertain worldwide economic conditions;

•	structural changes and volatility in the industries in which we operate;

•	operational risks inherent in chemicals manufacturing and the related use, storage, transportation and disposal of feedstocks, products and wastes, including disruptions as a result of severe weather conditions and natural disasters;

•	our dependence on major customers;

•	our ability to compete successfully in the industries and markets in which we operate;

•	our ability to develop new products and technologies successfully and the availability of substitutes for our products;

•	our ability to implement our business strategies;

•	volatility in the costs and availability of raw materials and energy;

•	our ability to realize benefits from investments, joint ventures, acquisitions or alliances;

•	our ability to realize benefits from planned plant capacity expansions and site development projects and the potential delays to such expansions and projects;

•	information technology systems failures, network disruptions and breaches of data security;

•	our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages;

•	our ability to recruit or retain key management and personnel;

•	our exposure to political or country risks inherent in doing business in some countries;

•	environmental, health and safety laws and regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing liabilities under such laws and regulations;

•	current, and potentially future, investigations and enforcement actions by the EPA or other governmental or supranational agencies;

•	our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases;

•	market and regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy;

•	tax audits, litigation or legal proceedings, including product liability and environmental claims;

•	our ability to protect our intellectual property rights;

•	our ability to generate the funds required to service our debt and finance our operations;

•	fluctuations in foreign currency exchange and interest rates;

•	the availability and efficiency of hedging;

•	changes in international and local economic conditions, including with regard to the Euro and the Eurozone debt crisis, dislocations in credit and capital markets and inflation or deflation;

•	potential impairments or write-offs of certain assets;

•	required increases in our pension fund contributions;

•	the adequacy of our insurance coverage;

•	changes in our jurisdictional earnings mix or in the tax laws of those jurisdictions;

•	our indemnities to and from Evonik Industries AG (“Evonik”);

•	challenges to our decisions and assumptions in assessing and complying with our tax obligations;

•	potential conflicts of interests with our principal shareholders;

•	effect of exchange rate fluctuations on U.S. Dollar amounts received in dividends;

•	our status as a foreign private issuer; and

•	potential difficulty in obtaining or enforcing judgments or bringing actions against us in the United States.

In light of these risks and other factors described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, our results could differ materially from any forward-looking statements. For further information regarding factors that could affect our business and financial results and the related forward-looking statements, see “Risk Factors.”

All subsequent forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information, other than as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we file annual reports and other information with the SEC. However, we are allowed four months to file our annual report with the SEC instead of approximately three, and we are not required to disclose certain detailed information regarding executive compensation that is required from United States domestic issuers. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders, and our senior management, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Because many of the disclosure obligations required of us as a foreign private issuer are different than those required by other United States domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, and at the same time, as information is received from, or provided by, other United States domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

You may review and copy any document that we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Documents that we file with or furnish to the SEC are also available on the website maintained by the SEC (www.sec.gov). This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The information on that website is not part of this prospectus.

We expect to make the reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.orioncarbons.com as soon as reasonably practicable after those reports or other information are filed with or furnished to the SEC. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

The SEC allows us to incorporate by reference the information we file with the SEC. This means that we can disclose important information to you by referring to those documents and later information that we file with the SEC. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, as amended, until we complete the offerings using this prospectus:

•	Annual report on Form 20-F for the fiscal year ended December 31, 2015 filed on March 4, 2016;

•	Our subsequent annual reports on Form 20-F that we file with the SEC; and

v

•	Our reports on Form 6-K furnished to the SEC on or after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Information in later documents that is incorporated by reference will automatically update and supersede information in earlier documents in this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, except for exhibits unless they are specifically incorporated by reference in such documents. Requests should be directed to the following address:

Orion Engineered Carbons S.A.

6 Route de Trèves,

L-2633 Senningerberg (Municipality of Niederanven)

Grand Duchy of Luxembourg

+352 27 04 80 6034

ORION ENGINEERED CARBONS S.A.

We are a leading global producer of carbon black. Carbon black is a form of carbon used to improve certain properties of materials into which it is added. It is used as a pigment and as a performance additive in coatings, polymers, printing and special applications (specialty carbon black) and in the reinforcement of rubber in tires and mechanical rubber goods (rubber carbon black). We operate a diversified carbon black business divided into a Specialty Carbon Black segment and Rubber Carbon Black segment. Our product portfolio is one of the broadest in the industry, with more than 270 specialty carbon black grades and approximately 80 rubber carbon black grades.

We have over 75 years of experience and enjoy a long-standing reputation for technical capability in the carbon black industry and its served applications. Our experience has enabled us to develop our core competencies and proprietary technologies across the carbon black value chain. We provide consistent product quality, reliability, technical expertise and innovation, built upon continually improving processes and know-how through our advanced innovation group (the “Innovation Group”), which includes our research and development (“R&D”), applications technology and process development teams, and through supply chain execution.

Our Innovation Group works closely with our clients to develop innovative products and applications, while strengthening customer relationships and improving communication. Long-term R&D alliances and sophisticated technical interfaces with customers allow us to develop solutions to meet specific customer requirements. As a result, we have been able to generate attractive margins for our specialized carbon black products. Additionally, our Innovation Group works closely with our operations group to improve process economics with new process equipment designs, operating techniques and raw material selection.

We operate a modern global supply chain network comprising 14 wholly-owned production plants and one jointly-owned production plant.

Historically, our business operated as a business line of Evonik and was acquired from Evonik on July 29, 2011 (the “Acquisition”) by the Rhône Investors and the Triton Investors. Currently, we operate on a fully stand-alone basis, through a number of direct and indirect subsidiaries.

The Company is a Luxembourg joint stock corporation (société anonyme or S.A.). The Company was incorporated on April 13, 2011 as a Luxembourg limited liability company (société à responsabilité limitée) under the name Kinove Luxembourg Holdings 2 S.à r.l. (later changed to Orion Engineered Carbons S.à r.l.). On July 30, 2014, we completed the initial public offering of 19.5 million of our common shares (the “IPO”). Our common shares are listed on the NYSE under the symbol “OEC”.

The Company’s registered office is located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven Grand Duchy of Luxembourg, and our telephone number is +352 27 04 80 60. The Company is registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under registration number B 160.558. Our website address is www.orioncarbons.com. The information on, or that can be accessed through, the Company’s website is not part of, and is not incorporated into, this prospectus. The Company’s agent for service of process in the United States is Corporation Service Company, located at 1180 Avenue of the Americas, New York, NY 10036, telephone number (800) 927-9800.

You can find a more detailed description of our business and recent transactions in our annual report on Form 20-F for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. We have set forth risk factors relating to our business and to ownership of our securities in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus. We may include further risk factors in future annual reports on Form 20-F and future reports on Form 6-K incorporated by reference in this prospectus or in a prospectus supplement. You should carefully consider all of these risks, including those summarized under “Note Regarding Forward-Looking Statements” above, as well as the other information in, or incorporated by reference in, this prospectus and any prospectus supplement before you decide whether to buy any of the securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer and you may lose all or part of your investment in such securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Successor					Predecessor
	Year Ended December 31,				Period Ended December 31,	Period Ended July 29,
in € thousands (except for ratio of earnings to fixed charges)	2015	2014(1)	2013	2012	2011(2)	2011(2)
Earnings
Profit or (loss) before income taxes	66,712	(38,515)	(11,422)	(9,800)	(84,297)	184,710
Fixed charges	41,174	69,174	94,255	94,271	46,800	11,060
Share of profit or loss of joint ventures	492	520	365	448	174	497
Total	108,378	31,179	83,198	84,919	(37,323)	196,267
Fixed charges
Interest, expensed and capitalized	36,370	65,801	89,035	90,663	45,297	11,060
Amortized premiums, discounts and capitalized expenses related to indebtedness	4,804	3,373	5,220	3,608	1,503	—
Total	41,174	69,174	94,255	94,271	46,800	11,060
Ratio of earnings to fixed charges	2.632	0.451	0.883	0.901	(0.797)	17.746
Coverage deficiency		37,995	11,057	9,352	84,123

(1)	The amounts presented include the pro rata amortization of capitalized transaction costs in connection with our senior secured notes (prior to the refinancing described in Item 4 of our annual report on Form 20-F for the for the fiscal year ended December 31, 2015) and the term loan (following the refinancing). In connection with the refinancing, €16.3 million of then-outstanding capitalized transaction costs related to the senior secured notes were released. Had this released amount been included in the calculation of fixed charges, the ratio of earnings to fixed charges for the year ended December 31, 2014 would have been 0.555.
(2)	The Company was incorporated on April 13, 2011 and prior to the Acquisition had no operations. The Successor period for 2011 covers the period from incorporation through December 31, 2011. For the Predecessor period ended July 29, 2011, financial information has been derived from the audited combined financial statements for Evonik’s carbon black business line.

CAPITALIZATION AND INDEBTEDNESS

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization and indebtedness.

USE OF PROCEEDS

The use of proceeds from the sale of securities will be set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders.

DESCRIPTION OF COMMON SHARES

The following description is a summary of certain information relating to our share capital as well as certain provisions of our Articles of Association and the Luxembourg Company Law (loi du 10 août 1915 concernant les sociétés commerciales, telle quelle a été modifiée). The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our Articles of Association and applicable Luxembourg law. Our Articles of Association have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Share Capital

As of December 31, 2015, the Company’s issued share capital was €59,635,126 and was divided into 59,635,126 common shares having no par value (actions nominatives sans valeur nominale). The Company’s authorized share capital, excluding the issued share capital, is €29,817,500 consisting of 29,817,500 common shares with no par value.

Capital Increase and Reduction

The share capital may be increased by a resolution of the general meeting of shareholders, adopted in the manner required for an amendment of the Articles of Association.

The Board of Directors is authorized to issue common shares, to grant options to subscribe for common shares and to issue any other instruments convertible into common shares, including under the 2014 Plan and the 2014 Director Plan, up to the authorized share capital for a period of five years from the date of publication of the resolutions of the extraordinary general meeting of shareholders held on July 28, 2014 (such date being August 29, 2014), or from the date of publication of the resolutions to renew, increase or reduce the authorized share capital in the Luxembourg Official Gazette (Mémorial Recueil des Sociétés et Associations).

Issued share capital increases may be made out of share premium against payment in cash or payment in kind. The latter requires a report from an independent auditor (réviseur d’entreprises agréé) to confirm that the value of the contribution corresponds at least to the nominal value and the share premium, if any, of the newly issued common shares.

The share capital may be decreased by a resolution of the general meeting of shareholders, adopted in the manner required for an amendment of the Articles of Association. All shareholders have the right to participate pro rata in a reduction of the issued share capital. In the event of a decrease of the issued share capital by way of a repayment to the shareholders or a waiver of their obligation to pay up their common shares, creditors whose claims predate the publication of the minutes of the general meeting of shareholders resolving to reduce the share capital, may apply to the presiding judge of the local court (Tribunal d’Arrondissement) dealing with commercial matters and sitting in urgent matters to provide them a security. The court may reject a creditor’s application only if the creditor already has adequate safeguards or if a security is unnecessary in light of the assets of the Company. No creditor protection rules apply in the case of a reduction of the issued share capital for the purpose of offsetting losses that may not be covered by existing funds or creating a reserve (provided that such reserve does not exceed 10% of the reduced issued capital).

Share Repurchases

The Company may repurchase or redeem its own common shares and hold such shares in treasury. Without prejudice to the principle of equal treatment of similarly situated shareholders, the Luxembourg Company Law permits the Company to acquire its own common shares subject to the following statutory conditions:

(1) the general meeting of shareholders must authorize the acquisition and determine the terms and conditions of the proposed acquisition, including the maximum number of common shares to be acquired, the duration of the period for which the authorization is given (which may not exceed five years) and, in the case of acquisition for value, the maximum and minimum consideration;

(2) the acquisitions must not have the effect of reducing the net assets of the Company below the aggregate of the issued share capital and the reserves that may not be distributed under law or the Articles of Association; and

(3) only fully paid common shares may be acquired.

The Board of Directors must ensure that these statutory conditions are complied with at the time of each authorized acquisition. No authorization from the general meeting of shareholders is required if the acquisition of the Company’s common shares is necessary to prevent serious and imminent harm to the Company. In such a case, the next general meeting of shareholders must be informed by the Board of Directors of the reasons for and the purpose of the acquisitions made, the number and nominal values (or in the absence thereof, the accounting par value) of the common shares acquired, the proportion of the issued share capital that such common shares represent and the consideration paid. In addition, no authorization of the general meeting of shareholders is required for the distribution of common shares acquired by the Company to the staff of the Company. The distribution of any such common shares must take place within 12 months of the date of acquisition.

None of the above-mentioned statutory conditions, except for the condition described under (2) above, apply to the acquisition of:

(a) common shares acquired pursuant to a decision to reduce the share capital, or in connection with the issuance of redeemable shares;

(b) common shares acquired as a result of a universal transfer of assets;

(c) common shares acquired by reason of a legal obligation or a court order for the protection of minority shareholders, including in the event of a merger, the division of the Company, a change in the Company’s purpose or form, the transfer of its registered office abroad or the introduction of restrictions on the transfer of common shares;

(d) common shares acquired from a shareholder in the event of failure to fully pay for such shares; and

(e) fully paid common shares acquired pursuant to an allotment by court order for the payment of a debt owed to the Company by the owner of the common shares.

Common shares acquired in the cases indicated under (b) to (e) must be disposed of within a maximum period of three years after their acquisition, unless the nominal value (or in the absence thereof, the accounting par value) of the common shares acquired does not exceed 10% of the issued share capital. Common shares acquired in contravention of the above conditions must be disposed of within a period of one year after the acquisition. If the common shares so acquired are not disposed of within the prescribed period, they must be canceled and the issued share capital may be reduced by a corresponding amount. Such a reduction is compulsory where the acquisition of common shares and their subsequent cancellation results in the Company’s net assets having fallen below the amount of the subscribed capital and the reserves that may not be distributed under law or the Articles of Association.

Common shares acquired in contravention of the above conditions must be disposed of within a period of one year after the acquisition. If such common shares are not disposed of within the prescribed period, they must be canceled

The voting rights with respect to common shares acquired in accordance with the above shall be suspended and, if such common shares are included as an asset on the Company’s balance sheet, a non-distributable reserve of the same amount must be created as a liability. In addition, the annual report of the Board of Directors must indicate: (i) the reasons for acquisitions of common shares made during the applicable financial year, (ii) the number and the nominal value of the common shares acquired and disposed of during the applicable financial year and the proportion of the issued share capital that such shares represent, (iii) in the case of an acquisition or disposal for value, the consideration for the common shares, and (iv) the number and nominal value of all the common shares acquired and held in the Company’s portfolio and the proportion of the issued share capital that such shares represent.

As of the date of this prospectus, the general meeting of shareholders has not authorized the acquisition by the Company of its own common shares and neither the Company, nor a third party on behalf of the Company, holds common shares.

Preemptive Rights

Under the Luxembourg Company Law, an existing shareholder in a joint stock corporation has a preemptive right to subscribe for new shares to be issued by the corporation for cash, in proportion to the number of shares it holds in the corporation’s existing share capital. These preemptive rights do not apply to shares issued out of authorized share capital to the extent that the general meeting of shareholders, when creating the authorized share capital, authorized the Board of Directors to exclude such preemptive rights. The Luxembourg Company Law allows the exclusion of preemptive rights upon a shareholders’ resolution passed with a majority of at least two thirds of the votes validly cast at the relevant general meeting of shareholders or by the Board of Directors based on an authorization from the general meeting of shareholders. The general meeting of shareholders has authorized the Company’s Board of Directors to eliminate or limit this preferential right of shareholders. The decision to eliminate or limit the preferential subscription right must be justified in a written report of the Board of Directors to the general meeting of shareholders.

Form, Certification and Transfer of Common Shares

The common shares were issued in registered form only and are freely transferable under Luxembourg law and our Articles of Association. In accordance with Luxembourg law, the Company keeps a shareholders register at its registered office at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg. Ownership of registered common shares is established by inscription in the shareholders register. The Company may appoint registrars in different jurisdictions, each of whom may maintain a separate register for the common shares entered in such register. Shareholders may elect to be entered into one of these registers and to transfer their common shares to another register so maintained. The Board of Directors may, however, impose transfer restrictions for common shares that are listed, quoted, dealt in or have been placed in certain jurisdictions to comply with the requirements of those jurisdictions. A transfer to the register maintained at the Company’s registered office may always be requested. The Company is required to hold up-to-date versions of all such registers in its registered office.

The common shares may be held by a holder through a securities settlement system or a depository. Common shares held through a securities settlement system or a depository are recorded in a securities account opened in the name of the holder and may be transferred from one account to another in accordance with customary procedures for the transfer of securities in book-entry form. The holder of common shares held in a securities account has the same rights and obligations as if such holder holds the shares directly, except that the Company will make dividend payments, if any, and any other payments in cash, common shares or other securities, if any, only to the securities settlement system or depository recorded in the register of shareholders or in accordance with the instructions of such securities settlement system or depository. Such payment will fully discharge the Company’s obligations with respect to the applicable payment.

General Meetings of Shareholders

The shareholders exercise their collective rights in the general meeting of shareholders, which constitutes one of the Company’s corporate bodies. The general meeting is vested with the power expressly reserved to it by law and the Articles of Association.

The Board of Directors may convene a general meeting of shareholders at any time, to be held at such place and on such date as specified in the convening notice for that meeting. The Board of Directors must convene a general meeting of shareholders upon the written request, indicating the agenda, of one or several shareholders representing in the aggregate at least 10% of the Company’s issued share capital. The meeting will be held within one month of the receipt of such written request by the Board of Directors at the Company’s registered office by registered mail. One or several shareholders representing in the aggregate 10% of the Company’s issued share capital may also request that items be added to the agenda of any general meeting of shareholders, such request to be received at the Company’s registered office at least five business days before the date of the applicable meeting.

The annual general meeting of shareholders shall be held in Luxembourg, at the registered office of the Company or at such other place as may be specified in the convening notice for the meeting, on April 15 of each year at 10:00 a.m. (Central European Time). If that date is a Saturday, Sunday or legal holiday in Luxembourg, the meeting shall be held on the next following business day.

The convening notice for every general meeting of shareholders shall contain the date, time, place and agenda of the meeting and shall be made through announcements published twice, with a minimum interval of eight days, the second notice being published not later than eight (8) days before the meeting, in the Official Gazette of the Grand Duchy of Luxembourg, in a Luxembourg newspaper and in accordance with the requirements of the NYSE. The Company is not required to send notices by registered or ordinary mail to the holders of its common shares. Notwithstanding the foregoing, no notice shall be required if all of the common shares are represented at a general meeting of shareholders and all shareholders present or represented at such meeting state that they have been informed of the agenda of the meeting.

The Board of Directors may determine a date and time preceding the general meeting of shareholders, which may not be less than five days before the meeting, as the record date for admission to the meeting (the “Record Date”). Any shareholder who wishes to attend the general meeting of shareholders must so inform the Company no later than three business days prior to the date of such general meeting, in a manner to be determined by the Board of Directors in the convening notice. A person holding shares through the operator of a securities settlement system or a depository should also obtain from such operator or depository a certificate stating (i) the number of common shares recorded in the relevant account on the Record Date and (ii) that such common shares are blocked until the closing of the applicable general meeting of shareholders.

A shareholder may act at any general meeting of shareholders by appointing another person (who need not be a shareholder) as his proxy or vote at any general meeting of shareholders through a signed voting form delivered to the to the Company’s registered office or to the address specified in the convening notice. Only voting forms provided by the Company may be used and the Company will take into account only those voting forms received no later than three business days prior to the applicable general meeting. The Board of Directors may set a shorter period for the submission of Operator Certificates, proxies or voting forms. The Board of Directors may also specify further conditions that shareholders must satisfy in order to take part in any general meeting of shareholders.

Each common share carries one vote at a general meeting of shareholders. Luxembourg law does not restrict the voting of common shares by non-Luxembourg residents. Luxembourg law distinguishes between ordinary resolutions and extraordinary resolutions. Extraordinary resolutions are generally required for any amendment of the Articles of Association, including the following matters: (a) an increase or decrease of the authorized or issued share capital, (b) a limitation or exclusion of preemptive rights, (c) approval of a statutory merger or de-merger (scission) and (d) dissolution of the Company.

Unless otherwise required by applicable law or by the Articles of Association, ordinary resolutions at a duly convened general meeting of shareholders will be adopted by a simple majority of the votes validly cast regardless of the proportion of the issued share capital of the Company present or represented at such meeting.

For any extraordinary resolutions to be considered at a general meeting of shareholders, a quorum of at least one half of the issued share capital must be present or represented at the meeting. If such quorum is not present, a second meeting may be convened by means of notices published twice, with a minimum interval of 15 days, with the second notice being published not later than 15 days before the meeting, in the Official Gazette of the Grand Duchy of Luxembourg, in two Luxembourg newspapers and in accordance with the requirements of the NYSE. The second meeting shall validly deliberate regardless of the proportion of the issued share capital of the Company represented at such meeting. Unless otherwise provided by law or the Articles of Association, extraordinary resolutions will be adopted by a majority of at least two thirds of the votes validly cast. Abstentions and nil votes at will not be taken into account.

The Board of Directors may postpone a general meeting of shareholders by up to four weeks and must do so if requested by one or several shareholders representing in the aggregate at least 20% of the Company’s issued share capital. Such postponement shall cancel any resolutions adopted in the postponed meeting. If a meeting has already been adjourned, the Board of Directors will not be required to adjourn it again.

Board of Directors

The Company is managed by the Board of Directors (conseil d’administration), composed of at least three and a maximum of 15 members. Members of the Board of Directors may, but do not need to be, shareholders of the Company.

Appointment and Removal of Directors

Directors shall be elected by the general meeting of shareholders (by a simple majority of the votes validly cast), which shall determine their remuneration and term of the office. The term of the office of a director may not exceed six years and any director shall hold office until his or her successor is elected. Any director may also be re-elected for successive terms.

Any director may be removed at any time, without notice and without cause by the general meeting of shareholders. The Board of Directors may fill a vacancy on a temporary basis, until the next general meeting of shareholders, which shall resolve on a permanent appointment.

Related Party Transactions

The Articles of Association provide that, except as otherwise provided by law, any director who has, directly or indirectly, an interest in a transaction submitted to the approval of the Board of Directors which conflicts with the Company’s interest, must inform the Board of Directors of such conflict of interest and must have his declaration recorded in the minutes of the meeting of the Board of Directors. The relevant director may not take part in the discussions on and may not vote on the relevant transaction. The Board of Directors will appoint an independent committee, which may be a standing or ad hoc committee, to review such and other related party transactions. See also “Related Party Transactions-Related Party Transaction Approval Policy” in our annual report on Form 20-F for the fiscal year ended December 31, 2015 or similar sections in subsequent filings incorporated by reference in this prospectus. Any such conflict of interest must be reported to the next general meeting of shareholders prior to taking any resolution on any other item.

Limitation of Liability and Indemnification of Directors and Officers

The Articles of Association provide that the members of the Board of Directors are not held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to the exceptions and limitations set forth in the Articles of Association and mandatory provisions of law, every person who is, or has been, a member of the Board of Directors or an officer of the Company (or who is, or has been, a director or officer of a subsidiary of the

Company, or who serves or served, at the request of the Company, any other enterprise as a director or officer) shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a director or officer and against amounts paid or incurred by him or her in the settlement thereof.

For purposes of the provisions of the Articles of Association providing for indemnification, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened; the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities; the term “Company” shall include any predecessor of the Company and any constituent corporation or other entity (including any constituent of a constituent) absorbed by the Company in a consolidation, merger or similar transaction; the term “subsidiary of the Company” shall mean any corporation, partnership, limited liability company, trust or other entity in which the Company owns, directly or indirectly, a majority of the economic or voting interest; the term “other enterprise” shall include any corporation, partnership, limited liability company, trust or other entity, or any joint venture or employee benefit plan, whether or not a subsidiary of the Company; with respect to any corporation, the term “officer” shall also include any person serving as a manager of the corporation under the applicable corporate law; with respect to any subsidiary of the Company or any other enterprise, the terms “director” and “officer” shall mean any director, officer, trustee, member, stockholder, partner, incorporator or liquidator of such subsidiary or other enterprise, as the case may be; service “at the request of the Company” shall include service as a director or officer of the Company that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on an indemnified person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan that such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action in the interest of the Company.

No indemnification shall be provided to any director or officer (i) for any liability to the Company or its shareholders by reason of willful misconduct, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the Board of Directors. Except for proceedings to enforce rights as provided in the Articles of Association, the Company shall not be obligated to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person or by the Company or any subsidiary of the Company against such person (excluding, however, counterclaims or cross-claims initiated by persons other than such person, the Company or any such subsidiary), unless the Board of Directors has authorized or consented to such indemnification, payment or reimbursement in a resolution adopted by the Board of Directors.

The right of indemnification set forth in the Articles of Association shall be severable, shall not affect any other rights to which any director or officer may be entitled, shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Articles of Association provide that the Company is entitled to provide contractual indemnification to, and may purchase and maintain insurance for, any corporate personnel, including directors and officers of the Company, as the Company may decide upon from time to time.

Merger and Division

Any merger into or with another company, split-offs and split-ups, or the transfer of all or substantially all of the Company’s assets require a resolution of the extraordinary general meeting of shareholders taken with the majority required in order to amend the Articles of Association.

Squeeze-out of Minority Shareholders

As long as the common shares of the Company are not listed on a regulated market in the European Union, the Company is not subject to the Luxembourg law of July 21, 2012 on squeeze-out and sell-out of securities of companies admitted or having been admitted to trading on a regulated market or which have been subject to a public offer, and minority shareholders of the Company may not be squeezed out.

No Appraisal Rights

Neither Luxembourg law nor the Articles of Association provide for any appraisal rights for dissenting shareholders.

Annual Accounts

Each year the Board of Directors must prepare annual accounts that include an inventory of the assets and liabilities of the Company together with a balance sheet and a profit and loss account. The Board of Directors must also prepare consolidated accounts and management reports on the annual accounts and consolidated accounts. The annual accounts, the consolidated accounts, the management report and the auditor’s reports must be made available for inspection by shareholders at the Company’s registered office at least 15 days prior to the date of the annual general meeting of shareholders. After they are approved by the general meeting of shareholders, the annual accounts and the consolidated accounts must be filed with the Luxembourg Trade and Companies Register within seven months of the close of the financial year.

Information Rights

Luxembourg law provides shareholders with limited rights to inspect certain corporate records 15 calendar days prior to the date of the annual general meeting of shareholders, including the annual accounts with the list of directors and auditors, the consolidated accounts, the notes to the annual accounts and the consolidated accounts, a list of shareholders whose shares are not fully paid, the management reports and the auditor’s report. The annual accounts, the consolidated accounts, the management reports and the auditor’s reports are sent to registered shareholders at the same time as the convening notice for the annual general meeting of shareholders. In addition, any registered shareholder is entitled, upon request, to receive a copy of these documents free of charge prior to the date of the annual general meeting of shareholders.

Under Luxembourg law, it is generally accepted that a shareholder has the right to receive responses to questions concerning items on the agenda for a general meeting of shareholders, if such responses are necessary or useful for a shareholder to make an informed decision concerning such agenda items, unless a response to such questions could be detrimental to the Company’s interests.

Summary of Certain Other Provisions of Our Articles of Association

General

The Company was incorporated on April 13, 2011 as a Luxembourg limited liability company (société à responsabilité limitée). Prior to the completion of the IPO in July 2014, the Company’s legal form was changed into a Luxembourg joint stock corporation (société anonyme) governed by the laws of the Grand Duchy of Luxembourg. The Company is registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under registration number B 160558.

Purposes of the Company

The Company’s purposes are as follows:

•

The creation, holding, development and realization of a portfolio, consisting of interests and rights of any kind and of any other form of investment in entities in the Grand Duchy of Luxembourg and in foreign entities, whether such entities exist or are to be created, in particular by way of subscription, acquisition by purchase, sale or exchange of securities or rights of any kind whatsoever, such as equity instruments, debt instruments, patents and licenses, as well as the administration and control of such portfolio.

•	The Company may further provide investor relations activities for its own account and for any entity in which it holds a direct or indirect interest or right of any kind, enable the listing of its common shares on a stock exchange in the United States or in another jurisdiction and coordinate all measures required to comply with such listing.

•	The Company may hold, directly or indirectly, participations in any form in companies or entities acting as producers of carbon black, including specialty carbon black and rubber carbon black.

•	The Company may further grant pledges, guarantees, liens, mortgages and any other form of security for the performance of any obligations of the Company or of any entity in which it holds a direct or indirect interest or right of any kind or in which the Company has invested in any other manner or which forms part of the same group of entities as the Company.

•	The Company may borrow in any form and may issue any kind of notes, bonds and debentures and generally issue any debt, equity, hybrid or other securities of any kind.

•	The Company may further lend funds or otherwise assist any entity in which it holds a direct or indirect interest or right of any kind or in which the Company has invested in any other manner or which forms part of the same group of entities as the Company.

•	The Company may carry out any commercial, industrial, financial, real estate or intellectual property activities which it considers useful for the pursuing of these purposes.

Dividend Rights

All common shares are entitled to participate equally in dividends when, as and if declared by the general meeting of shareholders and/or the Board of Directors out of funds legally available for such purposes. In accordance with the Luxembourg Company Law, the general meeting of shareholders has the power to make a resolution on the payment of dividends upon the recommendation of the Board of Directors. The distributable amount depends on the existence of legally distributable amounts, which include available profit, distributable reserves and share premium, as determined in accordance with the Luxembourg Company Law and on the basis of the Company’s unconsolidated balance sheet. In order to determine the distributable amounts, the financial profit or loss for the relevant financial period must be adjusted by the profit/loss carried forward from the previous financial years as well as any withdrawals or contributions made to the distributable reserves and share premium. Under Luxembourg law, at least 5% of the Company’s annual net profits shall be allocated to the Company’s legal reserve until the aggregate amount of the Company’s reserve amounts to 10% of the Company’s issued share capital. The legal reserve is deducted when calculating the amount available for distribution.

The Articles of Association provide that the Board of Directors may proceed to the payment of interim dividends in accordance with the provisions of the Luxembourg Company Law, which provide that:

•	the Board of Directors is required to prepare interim balance sheets of the Company showing the distributable reserves and may not proceed to the payment of the interim dividend more than two months after the date of the interim balance sheet;

•	the amount to be distributed may not exceed total profits since the end of the last financial year for which the accounts have been approved, plus any profits carried forward and sums drawn from reserves available for this purpose, less losses carried forward and any sums to be placed to reserve pursuant to the requirements of the law or of the Articles of Association; and

•	the independent auditor of the Company shall confirm in a report that the above conditions have been satisfied.

If the payments of interim dividends exceed the amount of dividends subsequently approved by the general meeting of shareholders, such dividends shall, to the extent that there is an overpayment, be deemed to have been paid on the account of the next dividend.

Under the Luxembourg Company Law, claims for dividends lapse in favor of the Company five years after the date on which such dividends were declared.

Any share premium, assimilated premium or other distributable reserves may be freely distributed to the shareholders (including by way of an interim dividend) by a resolution of the shareholders or of the Board of Directors, subject to the provisions of the Luxembourg Company Law and the Articles of Association.

Liquidation

The general meeting of shareholders may decide at any time to dissolve and liquidate the Company, subject to the quorum and majority requirements for an amendment of the Articles of Association.

The Board of Directors must convene an extraordinary general meeting of shareholders to resolve on the possible dissolution of the Company within two months from the date on which the Board of Directors discovers or should have ascertained a loss amounting to at least half of the issued share capital. If the loss equals or exceeds 75% of the issued share capital, the same procedure must be followed, but the approval of 25% of the votes cast at the meeting shall be sufficient to resolve on the dissolution of the Company.

Once dissolved, the Company will be deemed to exist for as long as necessary for its proper liquidation. If the Company is dissolved for any reason, the general meeting of shareholders will have the power to appoint liquidator(s), determine their powers and fix their remuneration. Unless otherwise provided, the liquidator(s) shall have the most extensive powers for the realization of the assets and payment of the liabilities of the Company. The powers of the Board of Directors in office will terminate upon the appointment of the liquidators. In the event that the general meeting of shareholders fails to appoint the liquidator(s), the directors then in office will automatically become the liquidators of the Company.

The principal duty of the liquidator(s) consists of winding up the Company by paying its debts, realizing its assets and distributing them to the shareholders. If the financial situation of the Company so warrants, prepayments of liquidation dividends may be made by the liquidator in accordance with the Luxembourg law. The surplus resulting from the realization of the assets and the payment of all liabilities of the Company shall be distributed among the shareholders in proportion to the number of shares of the Company held by them.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer and Trust Company LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing; Price Range of Common Shares

Our common shares are listed on the NYSE under the symbol “OEC”. For information regarding the high and low market prices for our common shares for certain periods, see “The Offer and Listing” in our annual report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus.

Registration Rights Agreement

We are party to a registration rights agreement with Kinove Luxembourg Holdings 1 S.à r.l. (“Kinove Holdings”) and Kinove Luxembourg Coinvestment S.C.A. (“Luxco Conivest”), pursuant to which Kinove

Holdings is able to require us, subject to certain limitations, to file one or more registration statements with the SEC covering the public resale of common shares beneficially owned by Kinove Holdings (including the registration statement of which this prospectus forms a part). Luxco Coinvest may join registrations pursuant to a demand made by Kinove Holdings.

Kinove Holdings and Luxco Coinvest have certain “piggyback” registration rights, pursuant to which they are entitled to register the resale of common shares alongside any offering of securities that we may undertake. We will be responsible for the expenses associated with any sale under the agreement by Kinove Holdings or Luxco Coinvest, except for underwriting discounts, selling commissions and transfer taxes applicable to such sale. The registration rights are transferable by Kinove Holdings. The registration rights agreement will terminate at such time as no registrable common shares remain outstanding.

Comparison of Corporate Governance and Shareholder Rights

The following discussion summarizes certain differences between the governance structure of the Company and the rights of holders of our common shares and the corporate governance and rights of holders of common stock of a typical corporation incorporated under the laws of the State of Delaware. This discussion is not a complete statement of the governance structure of the Company or the rights of holders of our common shares under applicable law in Luxembourg and our articles of association or the corporate governance or rights of holders of common stock of a typical corporation incorporated under the laws of the State of Delaware.

Delaware Law	Luxembourg Law and the Company
Board of Directors

The number of directors on the board of directors or the manner in which they are selected are fixed in the corporation’s bylaws unless the number of directors is provided for in the certificate of incorporation. Under Delaware law, a board of directors may consist of one or more members and can be divided into classes. Cumulative voting for the election of directors is permitted only if expressly authorized in a corporation’s certificate of incorporation.	Under Luxembourg law, if it has more than one shareholder, a joint stock corporation must have a board of directors composed of at least three directors. Directors are appointed at a general meeting of shareholders by a simple majority of the votes cast. Directors may be re-elected indefinitely, but each term of their office may not exceed six years. Cumulative voting is not permitted.

Removal of Directors
Directors of a Delaware corporation may generally be removed at any time by the vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then-outstanding shares entitled to vote in the election of directors, voting together as a single class.	Under Luxembourg law, directors may be removed at any time with or without cause at a general meeting of shareholders by a simple majority of the votes cast.

Filling Vacancies on the Board of Directors
Vacancies on the board of directors, whether arising through death, retirement or otherwise, may generally be filled by the remaining directors, even if the directors remaining in office constitute less than a quorum, or by the sole remaining director. A newly appointed director typically holds office until the expiration of the full term of the vacating director to which the newly appointed director has been appointed.	Luxembourg law provides that in the event of a vacancy on the board of directors, the remaining directors may, unless the articles of association otherwise provide, provisionally fill the vacancy until the next general meeting at which the shareholders will be asked to definitively approve the appointment.

Delaware Law	Luxembourg Law and the Company
Our Articles of Association provide that vacancies may be filled temporarily by the board members remaining in office, until the next general meeting of shareholders.

Limitation on Personal Liability of Directors
Delaware corporations generally provide for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permitted under Delaware law, except that liability may not be eliminated (a) for any breach of a director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (relating to liability for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (d) for any transaction from which the director derived an improper personal benefit.	Under Luxembourg law, directors are liable to the corporation for the performance of their duties as directors and for any misconduct in the management of the corporation’s affairs. Directors are jointly and severally liable to the corporation and any third party for damages resulting from a violation of Luxembourg law or the articles of association of the corporation. Directors may be discharged from liability if they were not a party to the violation, no misconduct is attributable to them and they reported such violation to the first general meeting of shareholders after they had acquired knowledge thereof.

Indemnification of Directors

Under Delaware law, subject to certain limitations, a corporation may indemnify a director who is made a party to any third-party action, suit or proceeding against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director in connection with the action, suit or proceeding, if the director (1) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) in a criminal proceeding, had no reasonable cause to believe the director’s conduct was unlawful.

A director may also be indemnified for expenses actually and reasonably incurred in a derivative action or suit, if the director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided that no indemnification may be made in respect of any claim, issue or matter as to which the director is adjudged to be liable to the corporation unless the court determines that the director is fairly and reasonably entitled to indemnity.

Under Luxembourg law, in accordance with the general provisions regarding mandates, a corporation may indemnify any current or former director for any costs, fees and expenses actually and reasonably incurred by such director in connection with any threatened, pending or completed action, suit or proceeding or appeal therefrom to which such director is, was or at any time becomes a party, or is threatened to be made a party. Notwithstanding the foregoing, a corporation may not indemnify a director that is found to have acted with gross negligence, fraud, fraudulent inducement, dishonesty or in the commission of a criminal offense or if it is determined that such director has not acted honestly or in good faith and with the reasonable belief that such director’s actions were in the corporation’s best interests.

Our Articles of Association provide for indemnification of the members of our Board of Directors and officers to the fullest extent permitted by Luxembourg Law.

Delaware law permits the advancement of expenses for the preparation and defense of any legal action or proceeding, provided that the former or current director delivers an undertaking that all sums paid in advance	Our Articles of Association provide that expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding of the character described in the Articles of Association

Delaware Law	Luxembourg Law and the Company
will be reimbursed to the corporation if it is ultimately determined that the director is not entitled to indemnification.	shall be advanced prior to the final disposition thereof upon receipt of an undertaking of the applicable director to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under the Articles of Association.

Meetings of Shareholders

Annual and Special Meetings

Under Delaware law, subject to certain exceptions, a corporation is required to hold a meeting of shareholders for the election of directors at least once per year. Annual meetings of shareholders shall be held on a date and at a time designated by or in the manner provided in the bylaws. Meetings of shareholders may be held at such place, either within or without the state of Delaware as may be designated by or in the manner provided in the certificate of incorporation or bylaws, or if not so designated, as determined by the board of directors.

Special meetings of the shareholder may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Luxembourg law distinguishes between extraordinary general meetings of shareholders, which are required for any amendment to the articles of association of the corporation, including for an increase or decrease of the share capital, merger, liquidation, dissolution and change of corporate purpose, and ordinary general meetings of shareholders, which are general meetings held for any other purpose.

Under Luxembourg law, at least one general meeting of shareholders must be held each year on the day and at the time indicated in the articles of association of the corporation to approve the annual accounts, and grant discharge to the directors and the auditor, if any. The annual general meeting must be held within six months of the end of the financial year.

The Articles of Association provide that the annual general meeting will be held at 10:00 a.m. (Central European Time), on the 15th of April at the address of the Company’s registered office or at such other place in the municipality of the Company’s registered office indicated in the convening notices. If that day is a Saturday, Sunday or legal holiday in the Grand Duchy of Luxembourg, the meeting will be held on the next business day.

Other general meetings of shareholders may also be convened by the Board of Directors. The Board of Directors must convene a general meeting within one month of the receipt of a written request with the agenda of the meeting of shareholders representing 10% the issued share capital.

Quorum Requirements
Under Delaware law, a corporation’s certificate of incorporation or bylaws can specify the number of shares that constitute a quorum for conducting business at a meeting of shareholders, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote. In the absence of such	Under Luxembourg law, ordinary general meetings have no quorum requirement and, unless a higher threshold is required by the articles of association, resolutions are adopted by a simple majority of votes cast.

Delaware Law	Luxembourg Law and the Company

specification in the certificate of incorporation or bylaws of the corporation, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders.

Unless otherwise specified in the certificate of incorporation or bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders and directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Extraordinary general meetings require a quorum of at least 50% of the issued share capital. If the required quorum is not represented, a second meeting may be convened at which a quorum will not be required. Resolutions at extraordinary general meetings must be adopted by two-thirds of the votes cast.

Shareholder Action Without A Meeting
Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of shareholders may be taken without a meeting and without prior notice, if the holders of shares of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action at a meeting, consent in writing.	Luxembourg law does not permit shareholders of a public corporation to take action by written consent. All shareholder actions must be approved at an ordinary or extraordinary general meeting of shareholders.

Amendment of Governing Documents
Under Delaware law, amendments to a corporation’s certificate of incorporation require the approval of shareholders holding a majority of the outstanding shares entitled to vote on the amendment.	Under Luxembourg law, amendments to the articles of association of a corporation require an extraordinary general meeting of shareholders.

If a class vote on the amendment is required by Delaware law, a majority of the outstanding shares of the class is required, unless a greater proportion is specified in the corporation’s certificate of incorporation or by other provisions of Delaware law.

The board of directors may generally amend the bylaws if so authorized in the corporation’s certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

If a proposed amendment would change the rights of a class of shares, the amendment will be adopted only if the conditions as to quorum and voting for an extraordinary general meeting are satisfied with respect to such class of shares.

Anti-Takeover Measures/Preemptive Rights
Under Delaware law, a corporation may authorize the board of directors to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover	Under Luxembourg law, a corporation may not issue new classes of preferred shares without shareholder approval.

Delaware Law	Luxembourg Law and the Company

attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

A corporation may provide for preemptive rights in its certificate of incorporation.

Shareholders generally have preferential subscription rights in connection with each issuance of the same class of shares unless such rights are restricted by the articles of association or pursuant to other shareholder action.

Under the articles of association of a Luxembourg joint public corporation, authority may be granted to the board of directors to issue additional shares without giving effect to shareholders’ preferential subscription rights. Such authority may be granted and renewed by a vote of shareholders for a period that, for each renewal, does not exceed five years. Our Articles of Association currently grant such authority to the Board of Directors.

Shareholder Approval of Business Combinations
Under Delaware law, a merger, consolidation, sale, lease or transfer of all or substantially all of a corporation’s assets or dissolution generally requires approval by a majority of the board of directors and by shareholders holding a majority of the outstanding shares.

Any type of business combination that requires an amendment to the corporation’s articles of association, such as a merger, consolidation, dissolution or voluntary liquidation, requires shareholder approval at an extraordinary general meeting.

Generally, transactions such as a sale, lease or transfer of substantial assets of the corporation require only the approval of the board of directors.

Appraisal Rights
Under Delaware law, a shareholder of a corporation participating in certain types of significant corporate transactions is entitled to appraisal rights pursuant to which the shareholder may receive cash in the amount of the fair value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	Neither Luxembourg law nor our Articles of Association provide for appraisal rights.

Shareholder Suits
Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated shareholders if the requirements for maintaining a class action under Delaware law are met. An individual may institute and maintain a class action suit only if such person was a shareholder at the time of the transaction that is the subject of the suit or his or her shares thereafter

Under Luxembourg law, the board of directors has sole authority to decide whether to initiate legal action to enforce the corporation’s rights (other than, in certain circumstances, an action against board members).

Shareholders do not have the authority to initiate legal action on the corporation’s behalf. However, the corporation’s shareholders may vote at a general meeting to initiate legal action against directors on

Delaware Law	Luxembourg Law and the Company

devolved upon him or her by operation of law. In addition, the plaintiff must generally be a shareholder through the duration of the suit.

Delaware law requires that a derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted, unless such demand would be futile.

grounds that the directors have failed to perform their duties. Luxembourg law does not provide for class action lawsuits.

Distributions and Dividends
Delaware law permits the board of directors of a corporation to declare and cause the corporation to pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year, provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Under Luxembourg law, distributions and dividends may be made out of available profits and distributable reserves (1) by decision of the general meeting of shareholders and (2) by the board of directors as interim dividends if authorized by the articles of association of the corporation, subject to certain further conditions. Our Articles of Association authorize the Board of Directors to proceed to the payment of interim dividends.

The amount of the distribution declared by the annual general meeting of shareholders must include (1) any interim amounts previously declared by the board of directors and (2) if proposed, any (new) distributions declared on the annual accounts.

Luxembourg law forbids any distribution to the shareholders if, on the date of closing of the last financial statements, the net assets as shown in the financial statements are or will equal, after such distribution, less than the issued share capital, increased by any reserves that the law or the articles of association do not allow to distribute.

Repurchases and Redemptions
Under Delaware law, a corporation may purchase or redeem its own shares, except that it generally may not purchase or redeem shares if the capital of the corporation is impaired or would become impaired as a result of the redemption.	Under Luxembourg law, a corporation, without prejudice to the principle of equal treatment of similarly positioned shareholders, and the law on market abuse, may acquire its own shares subject to the following conditions: (i) the authorization to acquire shares shall be given by the general meeting, which shall determine the terms and conditions of the proposed acquisition, including the maximum number of shares to be acquired, the duration of the period for which the authorization is given and which may not exceed five years and, in the case of acquisition for value, the maximum and minimum consideration; (ii) the acquisitions, including shares previously acquired by the corporation and held by it

Delaware Law	Luxembourg Law and the Company
may not have the effect of reducing the net assets below the amount corresponding to (a) the issued share capital plus the reserves that may not be distributed under law or by virtue of the articles of association and (b) the amount of the issued share capital referred to under (a) shall be reduced by the amount of share capital remaining uncalled if the latter amount is not included as an asset in the balance sheet; and (iii) only fully paid shares may be included in the transaction.

Transactions with Directors
Under Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest require (a) the shareholders or the board of directors to approve in good faith any such contract or transaction after full disclosure of the material facts or (b) that the contract or transaction was “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts.	Luxembourg law prohibits a director from participating in deliberations and voting on a transaction if (a) such director, or a third party in which such director has an interest, is a party to such transaction and (b) the interests of such director or third-party conflict with the corporate interest of the corporation. The director must disclose his personal interest to the board of directors and abstain from voting.

Interested Shareholders

Delaware law generally prohibits a corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock, or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

A Delaware corporation may elect to “opt out” of, and not be governed by, the restrictions described in the preceding paragraph through a provision in its original certificate of incorporation, or an amendment to its original certificate or bylaws that is approved by a majority of its shareholders.

Under Luxembourg law, no restriction exists as to the transactions that a shareholder may engage in with the corporation. When entering into a transaction with a shareholder, the directors must state that such transaction is in the corporate interest of the corporation. Directors of a corporation who are officers of a shareholder may be prevented from voting on a transaction in case of a conflict of interest.

DESCRIPTION OF DEBT SECURITIES

As specified in the applicable prospectus supplement, the Company may issue debt securities, separately or together with other securities as the case may be. The debt securities will be issued under an indenture between the Company and a trustee (to be named in a prospectus supplement), a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

The following describes the general terms that will apply to any debt securities that may be offered by the Company pursuant to this prospectus. The terms and provisions of any debt securities offered by the Company may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The specific terms and provisions of the debt securities, and the extent to which the general terms of the debt securities described in this prospectus apply to those debt securities, will be set forth in the applicable prospectus supplement. This description will include, where applicable:

•	the designation, aggregate principal amount and authorized denominations of such debt securities;

•	the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution);

•	the currency or currency units for which the debt securities may be purchased and the currency or currency unit in which the principal and any interest is payable;

•	the percentage of the principal amount at which such debt securities will be issued;

•	the date or dates on which such debt securities will mature;

•	any mandatory or optional redemption provisions applicable to the debt securities;

•	any sinking fund or analogous redemption provisions applicable to the debt securities;

•	the rate or rates per annum at which such debt securities will bear interest (if any), or the method of determination of such rates (if any);

•	the dates on which any such interest will be payable and the record dates for such payments;

•	the form of consideration for payment of any interest and/or principal payments (whether by cash, common shares or other securities, or a combination thereof);

•	any redemption terms or terms under which such debt securities may be defeased;

•	any exchange or conversion terms;

•	any provisions relating to any security provided for the debt securities;

•	event of default provisions contained in the indenture pursuant to which the debt securities are to be issued;

•	whether the debt securities will be senior or subordinated to other liabilities of the Company;

•	if applicable, the identity of the debt securities agent;

•	whether the debt securities will be listed on any securities exchange;

•	whether the debt securities will be issued with any other securities and, if so, the amount and terms of these securities;

•	any minimum or maximum subscription amount;

•	whether the debt securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	if applicable, material Luxembourg tax consequences and U.S. federal income tax consequences of owning the debt securities;

•	any other rights, privileges, restrictions and conditions attaching to the debt securities; and

•	any other material terms or conditions of the debt securities.

If the Company denominates the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

To the extent any debt securities are convertible into other securities, prior to such conversion the holders of such debt securities will not have any of the rights of holders of the securities into which the debt securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The description in the applicable prospectus supplement of any debt securities the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the indenture and any applicable supplemental indenture, which will be filed with the SEC if the Company offers any debt securities. You should read the indenture, any applicable supplemental indenture and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS

As specified in the applicable prospectus supplement, the Company may issue warrants to purchase its debt securities or common shares. The warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. The prospectus supplement relating to any warrants that the Company may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the underlying securities purchasable upon exercise of the warrants may be purchased;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right of the Company to accelerate the exercise of warrants upon the occurrence of certain events;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire or, if the warrants may not be exercised continuously throughout that period, the specific date or dates on which the warrants may be exercised;

•	if applicable, the date on and after which the warrants and the underlying securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, a discussion of any material Luxembourg tax consequences and U.S. federal income tax consequences applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if any; and

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

The description in the applicable prospectus supplement of any warrants the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate and warrant agreement, which will be filed with the SEC if the Company offers warrants. You should read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS

As specified in the applicable prospectus supplement, the Company may issue purchase contracts, including contracts obligating holders to purchase from the Company, and obligating the Company to sell to the holders, a number of common shares, debt securities or warrants, at a future date or dates. Alternatively, the purchase contracts may obligate the Company to purchase from holders, and obligate holders to sell to the Company, a specified or varying number of common shares, debt securities, warrants or other security or property. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts.

Under the purchase contracts, the Company may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, the Company may deliver newly issued prepaid purchase contracts, or prepaid securities, when it transfers to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include common shares, debt securities, warrants or debt obligations or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The applicable prospectus supplement relating to any purchase contracts the Company offers will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements. The description in the applicable prospectus supplement of any purchase contracts the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, a form of which will be filed with the SEC if the Company offers purchase contracts. You should read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, the Company may issue units consisting of one or more purchase contracts, warrants, debt securities, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The description in the applicable prospectus supplement of any units the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, a form of which will be filed with the SEC if the Company offers units. You should read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We or any Selling Shareholder may sell securities directly to one or more purchasers, through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters or through agents.

The securities may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices.

The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds (if any) from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation and other terms of the offering.

Underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions and on terms as may be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We and the Selling Shareholders reserve the right to accept and, from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We or the Selling Shareholders may decide not to sell any of securities described in this prospectus. There is no assurance that we or the Selling Shareholders will use this prospectus to sell any or all of the securities. In addition, we or the Selling Shareholders may transfer, devise or gift securities by other means not described in this prospectus.

SELLING SHAREHOLDERS

The Selling Shareholders, who will be named in an applicable prospectus supplement, may offer and sell from time to time pursuant to this prospectus, an aggregate of up to 40,135,126 common shares that were issued prior to the IPO (including in connection with the refinancing described in Item 4 of our annual report on Form 20-F for the for the fiscal year ended December 31, 2015).

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by or to us, to be incurred in connection with a distribution of securities registered under this registration statement.

SEC registration fee	$81,073.63
FINRA filing fee	121,265.09
Printing and engraving expenses	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Miscellaneous	*
Total	*

*	To be provided in a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference.

ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of the Grand Duchy of Luxembourg and the majority of our assets are located outside the United States. Furthermore, the majority of the members of our Board of Directors and officers and the experts named in this registration statement reside outside the United States and a substantial portion of their assets are located outside the United States. Investors may not be able to effect service of process within the United States upon us or these persons or to enforce judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Luxembourg.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. The enforceability in Luxembourg courts of judgments rendered by U.S. courts will be subject, prior to any enforcement in Luxembourg, to the procedure and the conditions set forth in the Luxembourg procedural code, which conditions may include the following as of the date of this registration statement (which may change):

•	the judgment of the U.S. court is final and enforceable (exécutoire) in the United States;

•	the U.S. court had jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•	the U.S. court applied to the dispute the substantive law that would have been applied by Luxembourg courts (based on recent case law and legal doctrine, it is not certain that this condition would still be required for enforcement (exequatur) to be granted by a Luxembourg court);

•	the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant;

•	the U.S. court acted in accordance with its own procedural laws; and

•	the decisions and the considerations of the U.S. court must not be contrary to Luxembourg international public policy rules or have been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (fraude à la loi). Awards of damages made under civil liability provisions of the U.S. federal securities laws, or other laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages), might not be recognized by Luxembourg courts. Ordinarily, an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages, such punitive damages may be considered a penalty.

In addition, actions brought in a Luxembourg court against us or the members of our Board of Directors, our officers and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Luxembourg courts generally do not award punitive damages. Litigation in Luxembourg is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Luxembourg would have to be conducted in the French or German language, and all documents submitted to the court would, in principle, have to be translated into French or German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Board of Directors or our officers or the experts named in this registration statement. In addition, even if a judgment against our company, the non-U.S. members of our Board of Directors, or our officers or the experts named in this registration statement based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or Luxembourg courts.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Arendt & Medernach, Luxembourg with respect to matters of Luxembourg law and by Sullivan & Cromwell LLP with respect to matters of New York law.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2015 and the effectiveness of the Company’s internal control over financial reporting, have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft (offices at Wittekindstraße. 1A, 45131 Essen, Germany), an independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

5,000,000 COMMON SHARES

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.	UBS Investment Bank

                , 2017